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                                                                   EXHIBIT 10.11


     THIS BUILD-TO-SUIT LEASE ("Lease") is made and entered into as of May ___, 1999, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and EXELIXIS PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

     THE PARTIES AGREE AS FOLLOWS:

1.   PROPERTY
     --------

     1.1  Lease of Buildings and Property.
          --------------------------------

          (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, (i) the building ("Building 1") to be constructed pursuant to Article 5 hereof and Exhibit C attached hereto on the real property described as the Phase 1 Property in Exhibit A attached hereto and designated as the Phase 1 Property in Exhibit B attached hereto (the "Phase 1 Property"), and (ii) at Tenant's option (as hereinafter set forth), the building ("Building 2") to be constructed pursuant to Article 5 hereof and Exhibit C attached hereto on either the real property described as the Phase 2-A Property in Exhibit A attached hereto and designated as the Phase 2-A Property in Exhibit B attached hereto (the "Phase 2-A Property") or the real property described as the Phase 2-B Property in Exhibit A attached hereto and designated as the Phase 2-B Property in Exhibit B attached hereto (the "Phase 2-B Property"). Building 1 and Building 2 are sometimes hereinafter collectively called the "Buildings" (although such term shall generally be construed to include Building 2 only if Tenant exercises its option under Section 1.1(c)(ii) or (iii), as applicable, unless the context clearly or reasonably requires otherwise); the Phase 2-A and Phase 2-B Properties are sometimes hereinafter collectively called the "Phase 2 Properties," and the one of those two properties on which Building 2 is actually constructed (if Tenant exercises its option under Section 1.1(c)(ii) or (iii), as applicable) is sometimes hereinafter called the "Phase 2 Property"; and the Phase 1 Property and the Phase 2-A and/or Phase 2-B Properties, as applicable, are sometimes hereinafter collectively called the "Property" or the "Properties," as the context may require. Building 1 shall consist of a three (3) story office and laboratory building containing approximately 70,000 square feet. Building 2 is presently intended to consist of a two (2) story office and laboratory building containing approximately 45,000 square feet, but the size and configuration of Building 2 cannot be finally determined until the site for Building 2 is finally identified. The location of the Phase 1, Phase 2-A and Phase 2-B Properties is, and the location of the proposed Buildings on those respective Properties (to the extent presently known or contemplated) is intended to be, substantially as shown on the site plan attached hereto as Exhibit B (the "Site Plan"). The Properties are located on Harbor Way in the City of South San Francisco, County of San Mateo, State of California, adjacent to and across the street from the Britannia Pointe Grand Business Park (which is also owned and operated by Landlord) on East Grand Avenue and Harbor Way. The Buildings and the other improvements to be constructed on the applicable Properties pursuant to Article 5 hereof and Exhibit C attached hereto are sometimes referred to collectively herein as the "Improvements." The parking areas, driveways, sidewalks, landscaped areas and other portions of the Properties that lie outside the exterior walls of the Buildings to be constructed on the Properties, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the "Common Areas"; provided, however, that the term "Common Areas" shall also include the parking areas, driveways, sidewalks, landscaped areas and other portions of the remainder of the Britannia Pointe Grand Business Park that lie outside the exterior walls of the other buildings existing from time to time in the Britannia Pointe Grand Business Park.

          (b) As an appurtenance to Tenant's leasing of the Buildings pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Property and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Property, subject however to

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any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

     (c) The parties acknowledge that as of the date of this Lease, Landlord does not own either of the Phase 2 Properties. Landlord agrees to use its best efforts (including a willingness to pay the fair market value of the respective Phase 2 Properties, as such value may exist from time to time) to Acquire the Phase 2 Properties, either by private negotiation or by invoking condemnation or other assistance from the City of South San Francisco, within a time frame consistent with the time frame contemplated in this Lease for the construction of Building 2 for occupancy by Tenant under this Lease. If Landlord, despite the exercise of such best efforts, is delayed in its Acquisition of either or both of the Phase 2 Properties or is ultimately unable to Acquire either or both of the Phase 2 Properties, Landlord shall not be liable for any damages caused by such delay or inability, nor shall any such delay or inability affect the validity of this Lease or the obligations of Landlord and Tenant hereunder with respect to the Phase 1 Property and Building 1. If Landlord is able to Acquire one or both of the Phase 2 Properties, then the procedure for identifying the site of Building 2 and determining the parties' rights and obligations with respect thereto shall be as follows:

         (i) The parties mutually acknowledge that their first preference for a site for Building 2 is the Phase 2-A Property, that their second preference for a site for Building 2 is the Phase 2-B Property, and that the MetaXen Building Option provided in Section 1.3 hereof with respect to the MetaXen Space is intended primarily as a possible solution for Tenant's space needs in the unlikely event that Landlord's efforts to Acquire the Phase 2 Properties are unsuccessful as to both of the Phase 2 Properties. Landlord agrees to keep Tenant informed, on a regular basis (and promptly following any material change in circumstances), regarding Landlord's efforts to Acquire the Phase 2-A Property and the Phase 2-B Property and regarding the availability of the MetaXen Space.

         (ii) If Landlord Acquires the Phase 2-A Property, then Landlord shall promptly give Tenant written notice thereof (the "Phase 2-A Acquisition Notice") and Tenant shall have an option (the "Phase 2-A Option"), during the period extending from the date Tenant receives the Phase 2-A Acquisition Notice until the date three (3) months thereafter (the "Phase 2-A Option Period"), to elect to have Building 2 constructed on the Phase 2-A Property. The Phase 2-A Option shall be conditional upon Landlord's Acquisition of the Phase 2-A Property, shall not apply during any period in which Tenant is in default, beyond any applicable cure period, under this Lease and shall be exercisable only by written notice from Tenant to Landlord prior to 5:00 p.m. local time in Oakland, California on the last day of the Phase 2-A Option Period. During the Phase 2-A Option Period, Landlord and Tenant shall negotiate, diligently and in good faith, regarding the size, location and general layout of the building to be constructed as Building 2 on the Phase 2-A Property, the proposed timing of the construction of the building shell and tenant improvements in such Building 2, the terms for construction of the tenant improvements to be constructed in such Building 2 and the rent and other economic terms to be applicable to such Building 2. Subject to the outcome of such negotiations, it is generally the intention of the parties that the size and general layout of Building 2 would be designed to maximize the square footage of Building 2, consistent with applicable local laws and requirements; that the timing of the construction of the building shell and tenant improvements (or at least the first phase of tenant improvements, if applicable) would provide for completion and delivery thereof twelve (12) months after the Phase 1 Rent Commencement Date as hereinafter defined; that the term of the lease with respect to Building 2 would be coterminous with the term of this Lease as it is then in effect with respect to Building 1; that the tenant improvement allowance and other terms relating to the construction of tenant improvements in Building 2 would be no less favorable to Tenant in any material respect than the terms set forth in this Lease with respect to Building 1; and that the rent and other economic terms applicable to Building 2 would be substantially the same as the economic terms applicable to Building 1 as set forth in this Lease, but (w) adjusted to take into account differences in the size of the respective buildings and in Landlord's reasonably estimated costs of land acquisition (provided, however, that to the extent the acquisition costs for the applicable property cannot then be estimated with reasonable precision because the property value is to be determined through an eminent domain proceeding which has not yet been completed, the acquisition costs would be estimated based on the land value established by the appraiser for the City of South San Francisco or its Redevelopment Agency in connection with the eminent domain proceeding and the parties would agree that to the extent Landlord's actual acquisition costs eventually paid to the owner of the subject property exceed that estimated amount, the rent and other economic terms would be

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adjusted to reflect an increase in the estimated acquisition costs by one-half
(1/2) of such excess, such adjustment to be made in a manner and to an extent appropriate to the relative weighting of the land acquisition costs in the overall determination of the rent and other economic terms), costs of construction (including any necessary fill), costs of demolition of any then existing improvements and cost of money (determined by reference to changes in the Bank of America prime rate in effect in the San Francisco Bay Area from time to time) with respect to the Phase 2-A Property, and (x) implemented in such a matter that on the Phase 2 Rent Commencement Date (as hereinafter defined), the rental rate applicable to Building 2 shall be the same rental rate per square foot then applicable to Building 1 as set forth in Section 3.1(a) hereof (the intentions of the parties as described in the foregoing sentence, including any adjustments expressly contemplated therein, being sometimes hereinafter collectively called the "Baseline Terms and Conditions"). Effective upon the date Landlord delivers the Phase 2-A Acquisition Notice to Tenant, any remaining rights and obligations of the parties with respect to the Phase 2-B Property and the MetaXen Space under Section 1.1(c)(iii) and Section 1.3 of this Lease, respectively, shall terminate and be of no further force or effect (except to the extent that any rights of Tenant with respect to the Phase 2-B Property and/or the MetaXen Space have previously been exercised by Tenant in a final and binding manner pursuant to Section 1.1(c)(iii) or Section 1.3 of this Lease, as applicable).

          (A) If Landlord and Tenant reach mutual agreement during the Phase 2-A Option Period on all material terms and conditions to be applicable to Building 2 as contemplated in the preceding paragraph, then Tenant's written exercise of the Phase 2-A Option prior to the expiration of the Phase 2-A Option Period shall create an obligation binding on both parties for the construction and leasing of Building 2 on such agreed terms and conditions, in which event Landlord and Tenant shall promptly (and in all events within sixty (60) days after Tenant's exercise of the Phase 2-A Option) enter into a lease amendment covering such Building 2 and incorporating such agreed terms and conditions. If Landlord and Tenant fail to reach mutual agreement during the Phase 2-A Option Period on any material terms or conditions to be applicable to Building 2 as contemplated in the preceding paragraph, then Tenant's written exercise of the Phase 2-A Option prior to the expiration of the Phase 2-A Option Period shall create an obligation binding on both parties for the construction and leasing of Building 2 on the Baseline Terms and Conditions, applied in accordance with the provisions of Section 1.1(c)(v) hereof, in which event Landlord and Tenant shall promptly proceed to determine the applicable Baseline Terms and Conditions in accordance with Section 1.1(c)(v) and thereafter shall promptly (and in all events within sixty (60) days after such determination) enter into a lease amendment covering such Building 2 and incorporating the applicable Baseline Terms and Conditions as determined under Section 1.1(c)(v).

          (B) If, at the time Landlord gives Tenant the Phase 2-A Acquisition Notice, Tenant has already exercised the Phase 2-B Option under Section 1.1(c)(iii) hereof but Landlord has not yet commenced actual construction of Building 2 on the Phase 2-B Property pursuant to such exercise, then Tenant may elect, by written notice to Landlord at any time prior to the earlier of (y) Landlord's commencement of actual construction of Building 2 on the Phase 2-B Property or (z) the expiration of the Phase 2-A Option Period, to rescind Tenant's exercise of the Phase 2-B Option (and any lease amendment or other documents to the extent they implement or reflect that exercise) and concurrently to exercise the Phase 2-A Option under this Section 1.1(c)(ii); following Landlord's commencement of actual construction of Building 2 on the Phase 2-B Property pursuant to an exercise of the Phase 2-B Option by Tenant, however, Tenant's sole rights with respect to the Phase 2-A Property under this
Section 1.1(c)(ii) shall be to have the Phase 2-A Option construed, at Tenant's option, as an option to lease a third building to be constructed on the Phase 2-A Property for occupancy by Tenant under this Lease, in which event the existence, exercise and/or non-exercise of such option by Tenant shall have no effect on the parties' respective contractual obligations with respect to the Phase 2-B Property pursuant to Tenant's exercise of the Phase 2-B Option. To the extent the provisions of this Section 1.1(c)(ii), including (but not limited to) those relating to Baseline Terms and Conditions, are then to be applied to a third building for tenant to be constructed on the Phase 2-A Property, the parties assume and intend (notwithstanding any other provisions of this Section 1.1(c)(ii) to the contrary) that the lease term with respect to such third building would be seventeen (17) years and would not be coterminous with the lease terms for Buildings 1 and 2, that the projected delivery date for such third building would not bear any necessary relationship to the Phase 1 Rent Commencement Date or the Phase 2 Rent Commencement Date (since the Phase 2-A Option could arise a number of years in the future) but would be no more than (and might be

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materially less than) fifteen (15) months after execution of the lease or lease amendment providing for such third building (subject to provisions comparable to those set forth in this Lease and in the Workletter attached hereto as Exhibit C for force majeure, tenant delays and similar factors), that the nature and scope of tenant improvements and the amount of the tenant improvement allowance would be comparable to those contemplated in this Lease for Building 2 (but without necessarily having any contemplated phasing of tenant improvements in such third building) and that the rental rate for such third building, upon occupancy, would not be determined with reference to the then applicable rate per square foot for Buildings 1 and 2 under Section 3.1(a) hereof but would instead be the then prevailing fair market rental rate for properties in the City of South San Francisco with shell and office, laboratory and research and development improvements and site (common area) improvements comparable to those to be constructed in and around such third building, taking into account for such determination all tenant improvements to be constructed at Landlord's expense and paid for by Landlord or by Tenant through additional rent (including, but not limited to, equipment and laboratory improvements to be installed as part of the initial tenant improvements in such third building except to the extent, if any, paid for by Tenant in cash), but excluding from such determination any tenant improvements to be constructed by Tenant at its sole expense or paid for by Tenant in cash. If Landlord and Tenant are unable to agree upon such then prevailing fair market rental or upon any other terms and conditions to be applied to such third building, the applicable terms and conditions shall be determined in accordance with the procedure set forth in Section 1.1(c)(v) for Baseline Terms and Conditions, subject to any restrictions or criteria specially applicable to such third building in accordance with this Section 1.1(c)(ii)(B).

               (C) If Tenant does not exercise the Phase 2-A Option prior to the expiration of the Phase 2-A Option Period, then the parties' rights and obligations with respect to the Phase 2-A Property shall terminate and be of no further force or effect and Landlord shall be free to lease and/or develop the Phase 2-A Property without further obligation to offer the same to Tenant or to enter into any further negotiations with Tenant with respect thereto.

         (iii) If Landlord Acquires the Phase 2-B Property prior to the termination of Tenant's rights with respect to the Phase 2-B Property pursuant to any other applicable provisions of this Lease, then Landlord shall promptly give Tenant written notice thereof (the "Phase 2-B Acquisition Notice") and Tenant shall have an option (the "Phase 2-B Option"), during the period extending from the date Tenant receives the Phase 2-B Acquisition Notice until the later of (A) five (5) months after the date Tenant receives the Phase 2-B Acquisition Notice or (B) December 31, 1999 (the "Phase 2-B Option Period"), to elect to have Building 2 constructed on the Phase 2-B Property. The Phase 2-B Option shall be conditional upon Landlord's Acquisition of the Phase 2-B Property, shall not apply during any period in which Tenant is in default, beyond any applicable cure period, under this Lease and shall be exercisable only by written notice from Tenant to Landlord prior to 5:00 p.m. local time in Oakland, California on the last day of the Phase 2-B Option Period. During the Phase 2-B Option Period, Landlord and Tenant shall negotiate, diligently and in good faith, regarding the size, location and general layout of the building to be constructed as Building 2 on the Phase 2-B Property, the proposed timing of the construction of the building shell and tenant improvements in such Building 2, the terms for construction of the tenant improvements to be constructed in such Building 2 and the rent and other economic terms to be applicable to such Building 2. Subject to the outcome of such negotiations, it is generally the intention of the parties that the terms and conditions applicable to Building 2 on the Phase 2-B Property would be the Baseline Terms and Conditions as defined above, but with all references in such definition to "the Phase 2-A Property" to be construed instead as referring to "the Phase 2-B Property." Effective upon the date Landlord delivers the Phase 2-B Acquisition Notice to Tenant, any remaining rights and obligations of the parties with respect to the MetaXen Space under Section 1.3 of this Lease shall terminate and be of no further force or effect (except to the extent that any rights of Tenant with respect to the MetaXen Space have previously been exercised by Tenant in a final and binding manner pursuant to Section 1.3 of this Lease).

               (A) If Landlord and Tenant reach mutual agreement during the Phase 2-B Option Period on all material terms and conditions to be applicable to Building 2 as contemplated in the preceding paragraph, then Tenant's written exercise of the Phase 2-B Option prior to the expiration of the Phase 2-B Option Period shall create an obligation binding on both parties for the construction and leasing of Building 2 on such agreed terms and conditions, in which event Landlord and Tenant shall promptly (and in all events within sixty (60) days after Tenant's exercise of the Phase 2-B Option) enter into a lease amendment covering such Building

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2 and incorporating such agreed terms and conditions. If Landlord and Tenant fail to reach mutual agreement during the Phase 2-B Option Period on any material terms or conditions to be applicable to Building 2 as contemplated in the preceding paragraph, then Tenant's written exercise of the Phase 2-B Option prior to the expiration of the Phase 2-B Option Period shall create an obligation binding on both parties for the construction and leasing of Building 2 on the Baseline Terms and Conditions, applied in accordance with the provisions of Section 1.1(c)(v) hereof, in which event Landlord and Tenant shall promptly proceed to determine the applicable Baseline Terms and Conditions in accordance with Section 1.1(c)(v) and thereafter shall promptly (and in all events within sixty (60) days after such determination) enter into a lease amendment covering such Building 2 and incorporating the applicable Baseline Terms and Conditions as determined under Section 1.1(c)(v).

              (B) If, following Tenant's exercise of the Phase 2-B Option but prior to Landlord's commencement of actual construction of Building 2 on the Phase 2-B Property pursuant to such exercise, Landlord gives Tenant a Phase 2-A Acquisition Notice, then Tenant shall have certain rights as set forth in
Section 1.1(c)(ii)(B) above, which rights may include, notwithstanding any contrary provisions of this Section 1.1(c)(iii), the rescission of Tenant's exercise of the Phase 2-B Option (and the concurrent rescission of any lease amendment or other documents to the extent they implement or reflect such exercise) in accordance with the terms of such Section 1.1(c)(ii)(B).

              (C) If Tenant does not exercise the Phase 2-B Option prior to the expiration of the Phase 2-B Option Period, then the parties' rights and obligations with respect to the Phase 2-B Property shall terminate and be of no further force or effect and Landlord shall be free to lease and/or develop the Phase 2-B Property without further obligation to offer the same to Tenant or to enter into any further negotiations with Tenant with respect thereto.

         (iv) For purposes of this Section 1.1(c), the term "Acquire" and related forms of that term shall mean or refer to (in a manner appropriate to the context), with respect to any property, the earliest of (A) the date on which fee title to such property is conveyed to Landlord, or to the City of South San Francisco or its Redevelopment Agency subject to a binding agreement of such entity to retransfer the applicable property to Landlord, or (B) the date on which either Landlord or the City of South San Francisco or its Redevelopment Agency has executed a binding purchase and sale agreement with the owner of such property, providing for the purchase or other acquisition of such property by Landlord, or by the City of South San Francisco or its Redevelopment Agency subject to a binding agreement of such entity to retransfer the applicable property to Landlord, as applicable, or (C) the date on which the City of South San Francisco and/or its Redevelopment Agency has obtained an Order for Prejudgment Possession or substantially equivalent relief with respect to such property pursuant to an eminent domain proceeding initiated against such property and/or the owner(s) thereof, subject to a binding agreement of the City of South San Francisco or its Redevelopment Agency to retransfer the applicable property to Landlord.

         (v) If Landlord and Tenant fail to agree upon the terms and conditions applicable to Tenant's lease of a building on the Phase 2-A Property as contemplated in Section 1.1(c)(ii)(A) above or to Tenant's lease of a building on the Phase 2-B Property as contemplated in Section 1.1(c)(iii)(A) above, then in either such event either Landlord or Tenant may give a written notice to the other electing to have the Baseline Terms and Conditions applicable to such lease be determined under this Section 1.1(c)(v) (a "Baseline Terms and Conditions Determination Notice"). Within seven (7) days after delivery of the Baseline Terms and Conditions Determination Notice, each party, at its cost and by giving written notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to determine the applicable Baseline Terms and Conditions in accordance with the provisions of this Section 1.1(c)(v); provided, however, that if Landlord and Tenant at the time are able to agree upon a single appraiser to make such determination, then they shall jointly appoint such appraiser to act as the sole determiner of the applicable Baseline Terms and Conditions and they shall share equally the costs of such single appraiser. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. Within twenty-one (21) days after delivery of the Baseline Terms and Conditions Determination Notice, Landlord shall deliver to each of the appointed appraiser(s) and to Tenant a written statement specifying Landlord's position on the correct interpretation and application of each element of the Baseline Terms and Conditions as applied to the Phase 2-A Property or Phase 2-B Property, as applicable, together with copies of any supporting documentation reasonably necessary to support Landlord's position (for example, with respect to changes in acquisition costs, costs of money based on the Bank of America prime rate, etc.). Within fourteen (14) days after delivery of Landlord's position statement and supporting materials, Tenant shall deliver to each of the appointed appraiser(s) and to Landlord a written statement specifying Tenant's position on the correct interpretation and application of each element of the Baseline Terms and Conditions as applied to the Phase 2-A Property or Phase 2-B Property,

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as applicable, together with copies of any supporting documentation reasonably necessary to support Tenant's positions where they differ from Landlord's positions. Within five (5) days after delivery of Tenant's position statement and supporting materials, Landlord may, if it so chooses, deliver to each of the appointed appraiser(s) and to Tenant a written rebuttal to Tenant's position statement. Within fourteen (14) days after their receipt of all such position statements and Landlord's rebuttal (if applicable), the appointed appraisers shall issue a joint written decision specifying their joint determination as to the correct interpretation and application of the Baseline Terms and Conditions with respect to each element addressed in the position statement of either party and, if they are unable to agree with respect to any element of such Baseline Terms and Conditions, specifying their respective separate determinations with respect to such element. If the appraisers have reached a joint determination as to all elements of the Baseline Terms and Conditions, then their determination shall be final and binding on the parties and Landlord and Tenant shall thereafter promptly (and in all events within sixty (60) days) enter into a lease amendment incorporating the terms and conditions specified in such determination. If the appraisers have been unable to agree with respect to any element of the Baseline Terms and Conditions, then they shall jointly appoint a third similarly qualified appraiser within five (5) days after issuance of their determination; if they are unable to agree upon such a third appraiser within such 5-day period, then either party may, upon not less than three (3) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with the appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser?s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within fourteen (14) days after the appointment of the third appraiser, the third appraiser shall review the joint determination of the first two appraisers and, to the extent he or she deems appropriate, all position statements and supporting materials submitted by either party to the first two appraisers and shall issue his or her written determination specifying, as to each element of the Baseline Terms and Conditions on which the first two appraisers were unable to agree, his or her determination as to the correct interpretation and application of the Baseline Terms and Conditions with respect to such element, which determination shall be limited to selecting from one of the two separate determinations issued with respect to such element by the first two appraisers. Upon issuance of the third appraiser's determination, the joint determination of the first two appraisers as to all elements on which they reached agreement shall be final and binding on the parties, the determination of the third appraiser as to all elements on which the first two appraisers were unable to reach agreement shall be final and binding on the parties, and Landlord and Tenant shall thereafter promptly (and in all events within sixty
(60) days) enter into a lease amendment incorporating the terms and conditions specified in such binding determinations.

        (d) The parties acknowledge that Landlord does not presently own the property described as Parcel Four of the Phase 1 Property on Exhibit A attached hereto and designated as the Marble Master Property on Exhibit B attached hereto (the "Marble Master Property"). Landlord has represented to Tenant, however, that Landlord presently has a binding contract (subject to customary conditions) to acquire the Marble Master Property, that Landlord's acquisition of the Marble Master Property is presently scheduled to close on June 28, 1999, that Landlord will redesign the footprint of Building 1 and its surrounding grounds to exclude the Marble Master Property if Landlord for some reason is ultimately unsuccessful in acquiring the same, but that any such redesign shall not reduce the size of Building 1 below the approximately 70,000 square feet contemplated in this Lease.

  1.2   Landlord's Reserved Rights.  To the extent reasonably necessary to
        --------------------------
permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to relocate parking spaces on the Property and in the Common Areas (but not materially decrease the

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number of such parking spaces in areas of the Property generally adjacent to the
Buildings); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Buildings remain available; (iii) to construct, alter or add to other buildings and Common Area improvements on the Property (including, but not limited to, construction of site improvements, buildings and Common Area improvements on portions of the Property and/or on adjacent properties owned by Landlord from time to time); (iv) to build in areas adjacent to the Property and to add such areas to the Property or operate such areas, for maintenance, access, parking and other purposes, on an integrated basis with the Property;
(v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property or any portion thereof or to any adjacent properties owned by Landlord from time to time; and (vi) to do and perform such other acts with respect to the Common Areas and the Property as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord's exercise of its rights hereunder shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations, under this Lease or with respect to the Improvements.

  1.3   MetaXen Building Option.  Landlord grants to Tenant the option to
        -----------------------
lease space in the building designated as the MetaXen Building on Exhibit B-1 attached hereto (the "MetaXen Space" or the "MetaXen Building"), which building is located on the real property described as the MetaXen Property on Exhibit A attached hereto, when and if such space becomes available, subject to the terms and conditions set forth in this Section 1.3. Landlord has represented to Tenant that the MetaXen Space is at present fully leased under a long-term lease to MetaXen, LLC, subject to subleases of a portion of such space to Tenant and of a portion of such space to Cytokinetics, Inc. If, at any time during the Phase 2-B Option Period, MetaXen, LLC abandons or surrenders its leasehold interest or its existing lease of the MetaXen Space is otherwise terminated for any reason with respect to all or any portion of the MetaXen Space, Landlord shall give written notice of such fact to Tenant (the "MetaXen Option Notice"), which notice shall specify how much (all or a specified part) of the MetaXen Space is thus available (the "Offered Space"), shall identify any existing occupancies or other leasing arrangements to which the Offered Space is subject in whole or in part (as contemplated in the final two sentences of this Section 1.3), and shall specify Landlord's position as to the then prevailing fair market rental rate for comparably improved space in the Britannia Pointe Grand Business Park. Tenant shall then have an option, exercisable only by written notice to Landlord within a period of thirty (30) days after the date Tenant receives the MetaXen Option Notice (the "MetaXen Option Period"), in which to elect to lease the Offered Space, subject to the existing occupancies and other leasing arrangements (if any) as specified in the MetaXen Option Notice, in "as is" condition, at a rental rate equal to the fair market rental rates then prevailing for comparably improved space in the Britannia Pointe Grand Business Park and for a term equal to, at Tenant's election (to be specified in Tenant's notice of exercise of such option), either fifteen (15) years or the then remaining term applicable to Building 1 under this Lease. During the MetaXen Option Period, Landlord shall, if Tenant so requests, negotiate diligently and in good faith with Tenant regarding the fair market rental rates then prevailing for comparably improved space in the Britannia Pointe Grand Business Park and regarding any material variations that Tenant wishes to implement from the terms set forth in the preceding sentence, but in the absence of any contrary written agreement between Landlord and Tenant with respect to specific terms, a timely written exercise by Tenant of its option with respect to the Offered Space shall create an obligation binding on both parties for the leasing of the Offered Space to Tenant for the permissible term specified in such exercise notice and on the other terms set forth in the preceding sentence; provided, however, that if Tenant in its notice of exercise objects to Landlord's position as to the fair market rental rates then prevailing for comparably improved space in the Britannia Pointe Grand Business Park and elects to have such fair market rental rates determined in accordance with the procedure set forth in Section 3.1(b) hereof, then within ten (10) days after Tenant's exercise of its option to lease the Offered Space, each party shall appoint a qualified real estate appraiser as contemplated in Section 3.1(b) hereof, after which the two appraisers (and a third appraiser, if necessary) shall appraise and set, for purposes of Tenant's lease of the Offered Space, the fair market rental rates then prevailing for comparably improved space in the Britannia Pointe Grand Business Park in accordance with the procedures set forth in Section 3.1(b) hereof and such determination shall be final and binding on the parties. Meanwhile, within sixty (60) days after Tenant's exercise of its option to lease the Offered Space, Landlord and Tenant shall enter into a new written lease, in form and substance substantially identical to this Lease except to the extent changes are reasonably necessary to reflect the different locations and sizes of the buildings and the different terms and conditions applicable to the Offered Space, incorporating the terms and conditions which apply to Tenant's lease of the Offered Space under this Section 1.3. To the extent the applicable rental has not been determined under Section 3.1(b) hereof within such 60-day period, the lease shall provide for an initial rental rate equal to Landlord's good faith estimate of the then prevailing fair market rental rate for comparably improved space in the Britannia Pointe Grand Business Park and shall also provide for any necessary adjustment of such rent, retroactive to the commencement of such lease, to be made upon completion of the fair market rental determination under Section 3.1(b) hereof. If Tenant fails to exercise its option with respect to the Offered Space during the MetaXen Option Period, then Landlord shall thereafter have the right to lease the Offered Space to a third party at any time and on any terms that Landlord may deem appropriate, without any further obligation to offer such space to Tenant. Notwithstanding any other provisions of this Section 1.3, the provisions of this
Section 1.3 shall not apply during any period in which Tenant is in default, beyond any applicable cure period, under this Lease, nor shall they be construed to prohibit, invalidate, supersede or take priority over any other occupancies or leasing arrangements in effect prior to the MetaXen Space becoming available (including, but not limited to, the presently existing occupancies of MetaXen, LLC as tenant and of Cytokinetics, Inc. as subtenant), or any leasing arrangements that Landlord may enter into on a direct basis with Cytokinetics, Inc., following any termination of Landlord's lease with MetaXen, LLC, to permit Cytokinetics, Inc. to continue to occupy its then existing space for the balance of the then existing term of its sublease. Landlord represents to Tenant that the sublease between MetaXen, LLC and Cytokinetics, Inc. presently provides for an expiration date of August 31, 2000, although Landlord also understands that Cytokinetics, Inc. has requested that MetaXen, LLC extend that expiration date to December 31, 2000, and that in the event of an early termination of the master lease of MetaXen, LLC for the MetaXen Space, it is Landlord's intention to honor, on a direct basis with Cytokinetics, Inc., the remaining term (if any) of the Cytokinetics, Inc. sublease as it then exists; the foregoing information is provided solely for Tenant's information and benefit, however, and is not intended to benefit or to create any enforceable rights on the part of Cytokinetics, Inc. or any other third party.

2.   TERM
     ----

     2.1     Term. The term of this Lease shall commence upon mutual execution
             ----
of this Lease by Landlord and Tenant and shall end on the day (the "Termination Date") immediately preceding the date seventeen (17) years after after the Phase I Rent Commencement Date (as hereinafter defined), unless sooner terminated or extended as hereinafter provided.

             (a) Tenant's minimum rental and Operating Expense obligations with respect to Building 1 and the Phase 1 Property shall commence on the earlier of
(i) the date which is six (6) months after the date Landlord delivers to Tenant a Structural Completion Certificate for Building 1 pursuant to the Workletter attached hereto as Exhibit C (subject to any adjustments authorized or required under the provisions of such Exhibit C), correctly notifying Tenant that Landlord's construction of the shell of Building 1 pursuant to Article V and Exhibit C is substantially complete, or (ii) the date Tenant takes occupancy of and commences operation of its business in Building 1, the earlier of such dates being herein called the "Phase 1 Rent Commencement Date."

             (b) Tenant's minimum rental and Operating Expense obligations with respect to Building 2 and the Phase 2 Property, if Tenant exercises its option under Section 1.1(c)(ii) or (iii) to have Building 2 constructed on the Phase 2-A Property or the Phase 2-B Property, shall commence in accordance with the terms and conditions determined to be applicable to Building 2 under the applicable provisions of Section 1.1(c). Subject to such determination, it is generally the expectation of the parties that such obligations would commence on the earlier of (i) the date which is six (6) months after the date Landlord delivers to Tenant a Structural Completion Certificate for Building 2 pursuant to the Workletter attached hereto as Exhibit C (subject to any adjustments authorized or required under the provisions of such Exhibit C), correctly notifying Tenant that Landlord's construction of the shell of Building 2 pursuant to Article V and Exhibit C is substantially complete, or (ii) the date Tenant takes occupancy of and commences operation of its business in Building 2, the earlier of such dates being herein called the "Phase 2 Rent Commencement Date," and would end on the Termination Date, unless sooner terminated or extended (if applicable) as hereinafter provided. The parties presently contemplate that the delivery of the Structural Completion Certificate for Building 2 and the Phase 2 Rent Commencement Date, respectively, will occur approximately one (1) year after the corresponding dates or events with respect to Building 1, subject in all events to the provisions of Section 1.1(c) and the terms and conditions determined thereunder for Building 2.

   2.2    Early Possession.  Tenant shall have the nonexclusive right to occupy
          ----------------
and take possession of the respective Buildings from and after the date of Landlord's delivery of the respective Structural Completion Certificates described in clause (i) of each of Section 2.1(a) and Section 2.1(b), even though Landlord will be continuing to construct the balance of Landlord's Work in the applicable Building as contemplated in Exhibit C, for the purpose of constructing Tenant's Work as contemplated in Exhibit C and for the purpose of installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low voltage data wiring and personal property and other similar work related to the construction of Tenant's Work and/or preparatory to the commencement of Tenant's business in the applicable Building. Such occupancy and possession, and any early access under the next sentence of this
Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter attached hereto as Exhibit C (including, but not limited to, conditions relating to the maintenance of required insurance), except that Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the applicable Rent Commencement Date as determined under Section 2.1; such early possession shall not advance or otherwise affect the applicable Rent Commencement Date or the Termination Date determined under Section 2.1. Tenant shall also be entitled to have early access to the Phase 1 Property or the Phase 2 Property, as applicable, at all appropriate times prior to Landlord's delivery of the respective Structural Completion Certificate for the Building to be constructed on such applicable portion of the Property, subject to the approval of Landlord and its general contractor (which approval shall not be unreasonably withheld or delayed) and to all other provisions of this Section 2.2, solely for the purpose of performing work preparatory to the construction of Tenant's Work or necessary for the orderly sequencing of such work, and Tenant shall not be required to pay minimum rental or Operating Expenses by reason of such early access until the applicable Rent Commencement Date otherwise occurs; without limiting the generality of the preceding portion of this sentence, Tenant shall be entitled to have early access to the Phase 1 Property or the Phase 2 Property, as applicable, and the applicable respective Building as soon as the roof metal decking is in place in order to begin hanging electrical, mechanical and plumbing services from the overhead structure, subject to all of the provisions of this Section 2.2.
Tenant shall not interfere with or delay Landlord's contractors by any early access, occupancy or possession under this Section 2.2, shall coordinate and cooperate with Landlord and its contractors (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other party's work following Landlord's delivery of the applicable Structural Completion Certificate, and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon any portion of the Property hereunder.

   2.3    Delay In Possession.  Landlord agrees to use its best reasonable
          -------------------
efforts to complete its portion of each respective phase of the work described in Section 5.1 and Exhibit C promptly, diligently and within the respective time periods set forth in the Estimated Construction Schedule attached hereto as Exhibit D and incorporated herein by this reference, as such schedule may be modified from time to time by mutual written agreement of Landlord and Tenant, and subject to the effects of any delays caused by or attributable to Tenant or any other circumstances beyond Landlord's reasonable control (excluding financial inability); provided, however, that except to the extent caused by a material default by Landlord of its obligations set forth in this Lease (including, but not limited to, its obligations set forth in this Section 2.3 and in Section 5.1 and Exhibit C), Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding any other provision of this Section 2.3, however, if Landlord fails to deliver the Structural Completion Certificate for Building 1 and tender possession of the completed structural portions of the Building Shell (i.e., those portions required to be completed as a condition of delivery of the Structural Completion Certificate) for Building 1 to Tenant by the date which is twenty-one (21) months after the date of this Lease, then Tenant shall have the right to terminate this Lease without further liability hereunder by written notice delivered to Landlord at any time prior to Landlord's delivery of the Structural Completion Certificate for Building 1 and tender of possession of the completed structural portions of the Building Shell for Building 1 to Tenant; provided, however, that the 21-month period set forth in this sentence shall be extended, day for day, for a period equal to the length of any delays in Landlord's design and construction of the Building Shell for Building 1 that are caused by any material default by Tenant in the performance of its obligations under this Lease, including (but not limited to) any failure of Tenant (i) to provide to Landlord, within three (3) months after the date of this Lease, details of any Building Shell modifications that will be required for Building 1 in order to accommodate Tenant's needs with respect to HVAC, plumbing and other building systems, and/or (ii) to make prompt and timely delivery to Landlord of all other information reasonably necessary for Landlord to complete the preparation of all drawings, designs and specifications for the Building Shell for Building 1, and/or (iii) to respond in a prompt and timely manner to any requests by Landlord or its architect for approval of drawings, designs, specifications, changes or other matters requiring Tenant's review or approval under the provisions of Exhibit C as they apply to Building 1.

   2.4    Acknowledgement Of Rent Commencement.  Promptly following the Phase 1
          ------------------------------------
Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgement of the Phase 1 Rent Commencement Date, Termination Date and related matters, substantially in the form attached hereto as Exhibit E (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Promptly following the Phase 2 Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Phase 2 Rent Commencement Date and related matters, substantially in the form attached hereto as Exhibit E (with appropriate modifications and insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute any such written acknowledgement shall not affect the determination of the applicable Rent Commencement Date, Termination Date and related matters in accordance with the provisions of this Lease.

   2.5    Holding Over.  If Tenant holds possession of the Property or any
          ------------
portion thereof after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred ten percent (110%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Property or any portion thereof after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Property or any portion thereof (except to the extent such delay is with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

   2.6    Option To Extend Term.  Tenant shall have the option to extend the
          ---------------------
term of this Lease, at the minimum rental set forth in Section 3.1(b) and (c) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least twelve (12) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this

Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3.   RENTAL
     ------

     3.1  Minimum Rental.
          --------------

          (a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for
              --------------
the Buildings, in advance, without deduction, offset, notice or demand, on or before the Phase 1 Rent Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this Section 3.1:

      Months                Monthly Minimum Rental

     001 - 012             $168,700  ($2.41/sq ft)
     013 - 024              196,000  ($2.80/sq ft)
     025 - 036              200,900  ($2.87/sq ft)
     037 - 048              205,800  ($2.94/sq ft)
     049 - 060              210,700  ($3.01/sq ft)
     061 - 072              216,300  ($3.09/sq ft)
     073 - 084              221,200  ($3.16/sq ft)
     085 - 096              226,800  ($3.24/sq ft)
     097 - 108              207,200  ($2.96/sq ft)
     109 - 120              212,800  ($3.04/sq ft)
     121 - 132              219,800  ($3.14/sq ft)
     133 - 144              200,200  ($2.86/sq ft)
     145 - 156              207,200  ($2.96/sq ft)
     157 - 168              189,700  ($2.71/sq ft)
     169 - 180              197,400  ($2.82/sq ft)
     181 - 192              205,100  ($2.93/sq ft)
     193 - 204              213,500  ($3.05/sq ft)

     If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect. The rental amounts set forth in this
Section 3.1(a) are applicable only to Building 1. If Tenant exercises its option under Section 1.1(c)(ii) or (iii), as applicable, for construction and leasing of Building 2 on either the Phase 2-A Property or the Phase 2-B Property, then the rent and other economic terms of such construction and leasing shall be determined in accordance with the applicable provisions of
Section 1.1(c) and embodied in a written lease amendment as contemplated therein.

          (b) Rental Amounts During First Extended Term.  If Tenant properly
              -----------------------------------------
exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the minimum rental during the first year of the first extended term shall be equal to ninety percent (90%) of the fair market rental value of the Buildings (as defined below), determined as of the commencement of such extended term in accordance with this paragraph, and during each subsequent year of the first extended term shall be equal to one hundred three percent (103%) of the minimum rental in effect during the immediately preceding year of such extended term. Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental for the Buildings at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such fair market rental, they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental (including the indexed amounts applicable during subsequent years of the first extended term as described above). If the parties are unable to agree on such rental within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the fair market rental for the Buildings at the commencement of the first extended term in accordance with the provisions of this Section 3.1(b). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the first extended term, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(b), the "fair market rental" of the Buildings shall be determined with reference to the then prevailing market rental rates for properties in the City of South San Francisco with shell and office, laboratory and research and development improvements and site (common area) improvements comparable to those then existing in the Buildings and on the Property, taking into account for such determination all tenant improvements constructed at Landlord's expense and paid for by Landlord or by Tenant through additional rent (including, but not limited to, equipment and laboratory improvements installed as part of the initial Tenant Improvements pursuant to Section 5.1 and Exhibit C except to the extent, if any, paid for by Tenant in cash), but excluding from such determination any Tenant Improvements constructed by Tenant at its sole expense or paid for by Tenant in cash.

     (c) Rental Amounts During Second Extended Term.  If Tenant properly
         ------------------------------------------
exercises its right to a second extended term of this Lease pursuant to Section
2.6 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term (including the indexation provision for years after the first year of such second extended term), except that the determination shall be made as of the commencement of the second extended term.

     (d) Rental Adjustment Due to Change in Square Footage.  The minimum rental
         -------------------------------------------------
amounts specified in this Section 3.1 are based upon an estimated area of 70,000 square feet (the estimated area of Building 1 alone). If the actual area of any Building (measured from the exterior faces of exterior walls and from the dripline of any overhangs, except that in the case of any two-story recesses or overhangs, the area to the dripline of the overhang shall be counted as part of the area of the first story but not as part of the area of the second story), when completed, is greater or less than the estimated area used in establishing rental amounts and schedules for such Building under this Lease (as amended from time to time), then the minimum rentals otherwise applicable under this Lease (as amended from time to time) with respect to such Building shall be adjusted for each rental period in strict proportion to the ratio between the actual area of such Building (determined on the basis of measurement described above in this sentence) and the assumed area of such Building reflected in the previously established rental amounts or schedules. Measurement of building area under this paragraph shall be made initially by Landlord's architect, subject to review and approval by Tenant's architect.

     (e) Rental Adjustments Due to Tenant Improvement Costs.  If Tenant
         --------------------------------------------------
exercises its option under Section 1.1(c)(ii) or (iii), as applicable, with respect to the Phase 2-A Property or the Phase 2-B Property and elects, in accordance with Section 5.1 and Exhibit C, to have the Tenant Improvements in Building 2 constructed in two phases, then for purposes of the rent structure established for Building 2 under Section 1.1(c)(ii) or (iii), as applicable, the parties intend that during the period from the Phase 2 Rent Commencement Date until the earlier to occur of (x) the first anniversary of the Phase 2 Rent Commencement Date or (y) the date construction of the Phase 2B Tenant Improvements is certified by Landlord's architect as being substantially complete (i.e., complete subject only to the completion of "punch list" items which do not, in the aggregate, materially interfere with Tenant's ability to occupy and use the Phase 2B Tenant Improvements for the uses contemplated hereunder), Tenant's "fully loaded" minimum monthly rental otherwise established under Section 1.1(c)(ii) or (iii), as applicable, for

Building 2 as a whole shall be reduced each month by an amount equal to the product of the square footage of Building 2 (measured in accordance with Section 3.1(d) hereof) multiplied by whichever of the following factors is applicable, depending upon the Cost of Improvements for the Phase 2A Tenant Improvements:

        (i) if Landlord's share of the Cost of Improvements for the Phase 2A Tenant Improvements is less than One Hundred Fifteen and No/100 Dollars ($115.00) per square foot times the square footage of Building 2 (measured in accordance with Section 3.1(d) hereof) but not less than Ninety-Five and No/100 Dollars ($95.00) per square foot times the square footage of Building 2 (measured in accordance with Section 3.1(d) hereof), the applicable factor shall be $0.0185 per square foot per month for each dollar per square foot (or fraction thereof) by which Landlord's share of such Cost of Improvements is less than One Hundred Fifteen and No/100 Dollars ($115.00) per square foot;

        (ii) if Landlord's share of the Cost of Improvements for the Phase 2A Tenant Improvements is less than Ninety-Five and No/100 Dollars ($95.00) per square foot times the square footage of Building 2 (measured in accordance with Section 3.1(d) hereof) but not less than Seventy and No/100 Dollars ($70.00) per square foot times the square footage of Building 2 (measured in accordance with Section 3.1(d) hereof), the applicable factor shall be the sum of (A) $0.37 per square foot per month plus (B) $0.0148 per square foot per month for each dollar per square foot (or fraction thereof) by which Landlord's share of such Cost of Improvements is less than Ninety-Five and No/100 Dollars ($95.00) per square foot; and

        (iii) if Landlord's share of the Cost of Improvements for the Phase 2A Tenant Improvements is less than Seventy and No/100 Dollars ($70.00) per square foot times the square footage of Building 2 (measured in accordance with Section 3.1(d) hereof), the applicable factor shall be the sum of (A) $0.74 per square foot per month plus (B) $0.014 per square foot per month for each dollar per square foot (or fraction thereof) by which Landlord's share of such Cost of Improvements is less than Seventy and No/100 Dollars ($70.00) per square foot but not less than Forty-Five and No/100 Dollars ($45.00) per square foot.

     In all events, upon the earlier to occur of (x) the first anniversary of the Phase 2 Rent Commencement Date or (y) the date construction of the Phase 2B Tenant Improvements is certified by Landlord's architect as being substantially complete (i.e., complete subject only to the completion of ?punch list? items which do not, in the aggregate, materially interfere with Tenant's ability to occupy and use the Phase 2B Tenant Improvements for the uses contemplated hereunder), the foregoing rental adjustment shall expire and Tenant's minimum monthly rental obligation shall revert to the full amount established under
Section 1.1(c)(ii) or (iii), as applicable, for Building 2, subject only to any applicable adjustment under Section 3.1(d).

     3.2   Late Charge.  If Tenant fails to pay when due rental or other amounts
           -----------
due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to six percent (6%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section
3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4.   STOCK WARRANTS
     --------------

     4.1  Stock Warrants.  Within thirty (30) days after the execution of this
          --------------
Lease, Tenant shall deliver to Landlord or Landlord's designees (which may be any partners, shareholders or affiliates of Landlord or any affiliates of any such partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's designees for the acquisition of an aggregate of one hundred fifty thousand (150,000) shares of Tenant's common stock, which warrants shall be in form and substance substantially identical to the form of warrant mutually approved by Landlord and Tenant prior to execution of this Lease. The warrants shall have an exercise price consistent with the most recent arm's-length financing consummated by Tenant at the time of execution of this Lease (which the parties presently estimate to be $3.00 per share) and shall be exercisable for a period beginning on the date of this Lease and ending on the fifth (5th) anniversary of the closing of the initial public offering (if any) of Tenant's common stock.

5.   CONSTRUCTION
     ------------

     5.1  Construction of Improvements.
          ----------------------------

          (a) Landlord shall, at Landlord's cost and expense (except as otherwise provided herein and in Exhibit C), construct Landlord's Work as defined in and in accordance with the terms and conditions of the Workletter attached hereto as Exhibit C (the "Workletter"). Landlord shall use its best reasonable efforts to complete such construction promptly, diligently and within the applicable time periods set forth in the Estimated Construction Schedule attached hereto as Exhibit D and incorporated herein by this reference, as such schedule may be modified from time to time in accordance with the Workletter, subject to the effects of any delays caused by Tenant or any other circumstances beyond Landlord's reasonable control (excluding any financial inability), and subject to the provisions of Section 2.3 above. As described in Exhibit C, Building 1 and the Tenant Improvements therein shall be constructed in a single phase, but if Tenant exercises its option under Section 1.1(c)(ii) or (iii) to have Building 2 constructed on the Phase 2-A Property or the Phase 2-B Property, then Tenant in its discretion may elect, by written notice to Landlord at any time prior to Landlord's delivery to Tenant of the Structural Completion Certificate for the Building Shell for Building 2, to have the Tenant Improvements in Building 2 completed in two separate phases, a first phase of no less than 25,000 square feet ("Phase 2A") and a second phase of no more than 20,000 square feet ("Phase 2B"), with the sum of the square footages for such phases to be equal to the total square footage of Building 2 and the construction of Phase 2B to be completed no later than twelve (12) months after the Phase 2 Rent Commencement Date. If Tenant exercises its option for Building 2 and elects such phased completion of the Tenant Improvements in Building 2, then (i) Landlord shall still construct the entire Building Shell for Building 2 in the same manner and within the same time frame as if all of the Building 2 Improvements were to be constructed in a single phase, (ii) Tenant shall be entitled to occupy and use all of Building 2 or any lesser portion thereof (including, at Tenant's election, any portions in which Tenant Improvements have not yet been completed) from and after the completion of Phase 2A, and (iii) Tenant shall begin paying rent for all of Building 2 on the Phase 2 Rent Commencement Date, subject to a rental adjustment under Section 3.1(e) hereof in accordance with its terms, regardless of how much of Building 2 is actually occupied by Tenant as of that date.

          (b) Tenant shall, at Tenant's cost and expense (except as otherwise provided herein and in Exhibit C), promptly and diligently construct Tenant's Work as defined in and in accordance with the terms and conditions of the Workletter.

     5.2  Condition of Property.  Landlord shall deliver the Building Shell for
          ---------------------
each Building and the other Improvements constructed by Landlord in each Building to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that the Building Shell for each Building and the other Improvements constructed by Landlord in each Building (i) shall be free from material structural defects and shall be in good operating condition on the applicable Rent Commencement Date, and (ii) shall be constructed in compliance in all material respects with the plans and specifications developed pursuant to the Workletter and mutually approved (to the extent required thereunder) by Landlord and Tenant, subject to any changes implemented in such specifications in accordance with the procedures set forth in the Workletter. If this warranty is violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, correct the condition(s) constituting such violation. Tenant's failure to give such written notice to Landlord within one (1) year after the applicable Rent Commencement Date relating to such Building and Improvements shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations hereunder, except with respect to latent defects (as to which such 1-year limitation shall not apply). Without limiting the scope of Landlord's obligations under the foregoing provisions of this Section 5.2, Landlord also agrees to either (x) use its best reasonable efforts to enforce when and as necessary, for the benefit of Tenant and the Improvements, any and all contractor's and/or manufacturer's warranties extending more than one (1) year after the applicable Rent Commencement Date with respect to any of Landlord's Work or, at Tenant's request, (y) assign any or all of such warranties to Tenant for enforcement purposes (provided, however, that Landlord may reserve joint enforcement rights under such warranties to the extent of Landlord's continuing obligations or warranties hereunder). TENANT ACKNOWLEDGES THAT THE WARRANTY CONTAINED IN THIS SECTION IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

     5.3  Compliance with Law.  Landlord warrants to Tenant that the Building
          -------------------
Shell for each Building and the other Improvements constructed by Landlord in each Building (when constructed), as they exist on the applicable Rent Commencement Date, but without regard to the use for which Tenant will occupy the respective Buildings, shall not violate any covenants or restrictions of record or any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date. Tenant warrants to Landlord that the Tenant Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party's sole cost and expense. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property or Improvements for the conduct of Tenant's business or proposed business thereon.

6.   TAXES
     -----

     6.1  Personal Property.  Tenant shall be responsible for and shall pay
          -----------------
prior to delinquency all taxes and assessments levied against or by reason of
(a) any and all alterations, additions and items installed or placed on or in the Buildings and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 6.1.

     6.2  Real Property.  To the extent any real property taxes and assessments
          -------------
on the Property (including, but not limited to, the Improvements or any portion thereof) are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Property and/or Improvements are taxed or assessed to Landlord following the Phase 1 Rent Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 7.2 of this Lease) and shall be paid in accordance with the provisions of Article 7 of this Lease.

7.   OPERATING EXPENSES
     ------------------

     7.1  Payment of Operating Expenses.
          -----------------------------

         (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to one hundred percent (100%) ("Tenant's Operating Cost Share") of the Operating Expenses defined in Section 7.2.

         (b) Tenant's Operating Cost Share as specified in paragraph (a) of this
Section is based upon Tenant being the sole occupant of the Property and upon the Property being operated and accounted for separately from the balance of the Britannia Pointe Grand Business Park for operation, maintenance and common area purposes. Notwithstanding any other provisions of this Lease, during the period prior to the Phase 2 Rent Commencement Date, no Operating Expenses relating to the Phase 2 Property or to Building 2 shall be included in the Operating Expenses chargeable to Tenant under this Lease.

         (c) If Landlord at any time elects to operate the Property on an integrated basis with the balance of the Britannia Pointe Grand Business Park or with any other adjacent property owned by Landlord for operation, maintenance and common area purposes, then Tenant's Operating Cost Share shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Buildings as they exist from time to time by the gross square footage of all buildings located on the Property and on such adjacent property owned by Landlord as described above. In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord's architects shall be final and binding upon the parties. Without limiting the generality of the foregoing provisions, if Building 2 is constructed on the Phase 2-B Property, Landlord in its discretion may elect to treat Building 2 as part of the Britannia Pointe Grand Business Park for operation, maintenance and common area purposes and to treat Building 1 as not being part of the Britannia Pointe Grand Business Park for operation, maintenance and common area purposes, in which event Tenant's Operating Cost Share and the Operating Expenses to which such Operating Cost Share applies shall be calculated separately for each of such two Buildings and references to the "Property" in this Article 7 shall be construed accordingly.

     7.2 Definition Of Operating Expenses.
         --------------------------------

         (a) Subject to the exclusions and provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Buildings and the Property, including, without limitation, costs and expenses of (i) insurance (which may include, at Landlord's option, earthquake insurance as part of or in addition to any casualty or property insurance policy), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services;
(iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Property or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Property; (v) capital improvements to the Property, the Improvements or the Buildings, amortized over a reasonable period, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Property, Buildings or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Property or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under
Article 5 or Exhibit C, nor any costs attributable to the initial construction of the Buildings or of Common Area improvements on the Property. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord's accountants.

     (b) Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

         (i) Costs of maintenance or repair of the roof membrane for any building, except during periods (if any) in which costs of maintenance or repair of the roof membranes for the Buildings are likewise included as an Operating Expense (rather than being incurred directly by Tenant or passed through directly to Tenant on a building-by-building basis);

         (ii) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Property or of any other property owned by Landlord;

         (iii)  The cost of any service sold to any tenant (including
Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

         (iv) Any depreciation on the Buildings or on any other improvements on the Property or on any other property owned by Landlord;

         (v) Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Property or of any other property owned by Landlord;

         (vi) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or of any other lease relating to the Buildings or to any other portion of the Property or of any other property owned by Landlord;

         (vii) Overhead profit increments paid to any subsidiary or affiliate of Landlord for management or other services on or to the Property or any portion thereof or any other property owned by Landlord, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

         (viii) All interest, loan fees and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other amounts payable under any ground or underlying lease, or under any lease for any equipment ordinarily considered to be of a capital nature (except (A) janitorial equipment which is not affixed to the Buildings and/or (B) equipment the cost of which, if purchased, would be considered an amortizable Operating Expense under the provisions of this Section 7.2, notwithstanding the capital nature of such equipment);

         (ix) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

         (x)    Advertising and promotional expenditures;

         (xi) Costs of repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature, except to the extent of any applicable deductible amounts under insurance actually carried by Landlord;

         (xii) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Property or any other property owned by Landlord, or due to Landlord's negligence or willful misconduct;

         (xiii) Management fees to the extent they exceed, in any given period, one percent (1%) of gross income (rent and Operating Expenses) received by Landlord with respect to the Property (and any other property owned by Landlord and operated on an integrated basis with the Property for operation, maintenance and common area purposes) during the applicable period;

         (xiv) Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith;

         (xv) Wages, salaries or other compensation paid to any executive employees above the grade of building manager;

         (xvi) The cost of correcting any building code or other violations which were violations prior to the applicable Rent Commencement Date;

         (xvii) The cost of containing, removing or otherwise remediating any contamination of the Property (including the underlying land and groundwater) by any toxic or hazardous materials (including, without limitation, asbestos and PCBs); and

         (xviii) Premiums for earthquake insurance coverage, but only to the extent (if any) that such premiums exceed, in any applicable period, a commercially reasonable rate, taking into account all relevant factors (including, but not limited to, the nature, size and location of the Property, the nature and value of the improvements therein that are owned by or insurable by Landlord, and the general availability and cost of commercial earthquake insurance in the insurance markets existing from time to time during the term of this Lease).

  7.3  Determination Of Operating Expenses.  On or before the Phase 1 Rent
       -----------------------------------
Commencement Date and during the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Phase 1 Rent Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

  7.4  Final Accounting For Lease Year.
       -------------------------------

       (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

       (b) At any time within three (3) months after receipt of Landlord's annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 7.4.

   7.5  Proration.  If the Phase 1 Rent Commencement Date falls on a day other
        ---------
than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

8. UTILITIES
   ---------

   8.1 Payment.  Commencing with the Phase 1 Rent Commencement Date and
       -------
thereafter throughout the term of this Lease with respect to Building 1, and commencing with the Phase 2 Rent Commencement Date and thereafter throughout the term of this Lease with respect to Building 2, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the respective Buildings (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 7.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Buildings. In the event that any of such services supplied to the Buildings are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 7.

   8.2 Interruption.  There shall be no abatement of rent or other charges
       ------------
required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Buildings or Property because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 8.2, however, in the event of any interruption or failure of any service or utility to the Buildings that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents or employees and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant's ability to use the Buildings for their intended purposes hereunder, then following such three (3) business day period, Tenant's obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant's use of the Buildings, and such abatement shall continue until Tenant's use of the Buildings is no longer materially impaired thereby.

9. ALTERATIONS; SIGNS
   ------------------

   9.1 Right To Make Alterations. Tenant shall make no alterations, additions or
       -------------------------
improvements to the Buildings or the Property, other than interior non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord's consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Buildings or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed). If Tenant so requests in seeking Landlord's consent to any alterations, additions or improvements, Landlord shall specify in granting such consent whether Landlord intends to require that Tenant remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease, whether as part of the initial Tenant's Work under Exhibit C or otherwise.

  9.2     Title To Alterations.  All alterations, additions and improvements
          --------------------
installed in, on or about the Buildings or the Property shall become part of the Property and shall become the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's movable furniture and equipment and trade fixtures. Tenant shall promptly repair any damage caused by its removal of any such furniture, equipment or trade fixtures. Notwithstanding any other provisions of this Article 9, however, (a) under no circumstances shall Tenant have any right to remove from the Buildings or the Property, at the expiration or termination of this Lease, any lab benches, fume hoods, cold rooms or other similar improvements and equipment installed in the Buildings and paid for by Landlord or Tenant, even if such equipment and improvements were installed by Tenant as part of Tenant's Work under Exhibit C and paid for by Tenant in cash or in the form of rent; and (b) if Tenant requests Landlord's written consent to any alterations, additions or improvements under Section 9.1 hereof and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord's consent to the requested alterations, additions or improvements.

  9.3     Tenant Fixtures.  Subject to the final sentence of Section 9.2 and to
          ---------------
Section 9.5, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that installation and removal of any fixtures which are affixed to the Buildings or the Property or which affect the exterior or structural portions of the Buildings or the building systems shall require Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of Section 9.5, the foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace (a) only with Landlord's prior written consent as to location, size and composition, which consent shall not be unreasonably withheld or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 9.3.

  9.4     No Liens.  Tenant shall at all times keep the Buildings and the
          --------
Property free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Buildings or the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Buildings and the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

  9.5     Signs.  Without limiting the generality of the provisions of Section
          -----
9.3 hereof, Tenant shall have the right to display its corporate name and logo on the Buildings and in front of the entrance to the Buildings, subject to Landlord's prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Britannia Pointe Grand Business Park and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Landlord is hereby deemed to have approved, as to location, any signage the location of which is expressly designated on any Approved Plan developed pursuant to the Workletter.

10.  MAINTENANCE AND REPAIRS
     -----------------------

     10.1    Landlord's Work.
             ---------------

             (a) Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Property and the roof (structural portions only), exterior walls and other structural portions of the Buildings. The cost of all work performed by Landlord under this Section 10.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 5.2 hereof,
(iii) is a capital expense not includible as an Operating Expense under Section
7.2 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section
12.6 hereof, subject to the release set forth in Section 12.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, except to the extent permitted by Section 10.1(b) below, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

             (b) If Landlord fails to perform any repairs or maintenance required to be performed by Landlord on the Buildings under Section 10.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease.

     10.2    Tenant's Obligation For Maintenance.
             -----------------------------------

             (a) Good Order, Condition And Repair. Except as provided in Section
                 --------------------------------
10.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Buildings and every part thereof, wherever located, including but not limited to the roof (non-structural portions only), signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the Buildings, the HVAC equipment and related mechanical systems serving the Buildings (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Buildings and all other interior repairs, foreseen and unforeseen, with respect to the Buildings, as required.

             (b) Landlord's Remedy. If Tenant, after notice from Landlord, fails
                 -----------------
to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Buildings and make the repairs or perform the maintenance necessary to restore the Buildings to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

             (c) Condition Upon Surrender. At the expiration or sooner
                 ------------------------
termination of this Lease, Tenant shall surrender the Buildings and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 9.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

11.  USE OF PROPERTY
     ---------------

     11.1    Permitted Use. Subject to Sections 11.3, 11.4 and 11.6 hereof,
             -------------
Tenant shall use the Buildings solely for a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, pilot scale, clinical scale and GMP scale manufacturing, storage and use of toxic and radioactive materials (subject to the provisions of Section 11.6 hereof), storage and use of laboratory animals, administrative offices, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Buildings), and for no other purpose.

     11.2    [Omitted.]
              --------

     11.3    No Nuisance.  Tenant shall not use the Property for or carry on or
             -----------
permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Buildings or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

     11.4    Compliance With Laws. Tenant shall not use the Property or permit
             --------------------
the Property to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Buildings and Improvements equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority, because of Tenant's particular use of the Property. Tenant shall procure all licenses and permits required for use of the Property. Tenant shall use the Property in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in the Buildings or other particular use of the Property shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section
9.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

     11.5    Liquidation Sales. Tenant shall not conduct or permit to be
             -----------------
conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the

Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

     11.6    Environmental Matters.
             ---------------------

             (a) For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code (S)(S) 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code (S)(S) 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S) 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"),
(ii) any waste meeting the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code (S)(S) 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code (S)(S) 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

             (b) Without limiting the generality of the obligations set forth in
Section 11.4 of this Lease:

                 (i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Property as provided in Section 11.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

                 (ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.

                 (iii) Tenant shall not (A) operate on or about the Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

                 (iv) Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code (S) 25281(x), including, without limitation, complying with California Health & Safety Code
(S)(S) 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

                 (v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within fifteen (15) days after the Phase 1 Rent

Commencement Date, and shall update such information at least annually, on or before each anniversary of the Phase 1 Rent Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs
(B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

                    (A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

                    (B) All Material Safety Data Sheets ("MSDS's"), if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations 8-5194 or 42 U.S.C. (S) 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

                    (C) All hazardous waste manifests (as defined in Title 26, California Code of Regulations (S) 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

                    (D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Code (S)(S) 25500 et seq., and any regulations promulgated thereunder, as amended.

                    (E) Any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations (S)(S) 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations, (S) 22-67105, and any amendments thereto.

                    (F) Copies of any biennial reports to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, 22-66493, and any amendments thereto.

                    (G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

                    (H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

               (vi) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations (S) 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                    (A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Property;

                    (B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant's business on the Property from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

                    (C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant's business on the Property from time to time.

             (vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and shall follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.

             (viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph 11.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property as a proximate result of Tenant's use of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

             (ix) Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant shall grant Landlord reasonable access at reasonable times to the Property to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, provided that Landlord uses reasonable efforts to avoid any unreasonable interference with Tenant's business operations in exercising such access and inspection rights, without thereby being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

             (x) Notwithstanding Landlord's rights of inspection and review under this paragraph 11.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph 11.6(b).

             (xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Property at any time during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Property and surrounding areas (if appropriate), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 11.4, 11.6,
12.6 and other applicable provisions of this Lease.

         (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials as of the Phase 1 Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), (ii) any unauthorized release into the environment (including, but not limited to, the Property) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees, and/or (iii) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials arising after the Phase 1 Rent Commencement Date from any cause or source other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

             (d) The provisions of this Section 11.6 shall survive the termination of this Lease.

12.  INSURANCE AND INDEMNITY
     -----------------------

     12.1    Insurance.
             ---------

             (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with limits of liability of not less than (i) Two Million Dollars ($2,000,000.00) for injury to or death of one person, (ii) Five Million Dollars ($5,000,000.00) for personal injury or death, per occurrence, and (iii) One Million Dollars ($1,000,000.00) for property damage, or combined single limit of liability of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord, its general partners, its Managing Agent and any lender holding a deed of trust on the Property from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, products/completed operations coverage on terms and in amounts (A) customary in Tenant's industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time and (B) mutually satisfactory to Landlord and Tenant in their respective reasonable discretion.

             (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury and property damage.

             (c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss--Special Form [CP1030]" or its equivalent) for the Building Shell (as defined in Exhibit C) of the Buildings and for the improvements in the Common Areas of the Property, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may include earthquake coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in the Buildings or on or about the Property.

             (d) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss-Special Form [CP1030]" or its equivalent) for the Tenant Improvements constructed by Tenant pursuant to Exhibit C and on all other alterations, additions and improvements installed by Tenant from time to time in or about the Buildings, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear.

             (e) During the course of construction of the improvements being constructed by Landlord and Tenant under Section 5.1 and Exhibit C, Landlord and Tenant respectively shall each procure and maintain in full force and effect, at its respective sole cost and expense, policies of builder's risk insurance on the improvements respectively being constructed by it, in such amounts and with such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate with respect to the insurance to be maintained by Landlord, and in such amounts and with such commercially reasonable deductibles and other terms as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to the insurance to be maintained by Tenant.

     12.2    Quality Of Policies And Certificates.  All policies of insurance
             ------------------------------------
required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 12.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 12 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.

     12.3    Workers' Compensation. Tenant shall maintain in full force and
             ---------------------
effect during the term of this Lease workers' compensation insurance in at least the minimum amounts required by law, covering all of Tenant's employees working on the Property.

     12.4    Waiver Of Subrogation.  To the extent permitted by law and without
             ---------------------
affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

     12.5    Increase In Premiums. Tenant shall do all acts and pay all expenses
             --------------------
necessary to insure that the Property is not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Property to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Property and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

     12.6    Indemnification.
             ---------------

             (a) Tenant shall indemnify, defend and hold Landlord and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against

Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Property by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Property by Tenant pursuant to Section 2.2 hereof) from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord and its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

             (b) Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Property by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

     12.7    Blanket Policy. Any policy required to be maintained hereunder may
             --------------
be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

13.  SUBLEASE AND ASSIGNMENT
     -----------------------

     13.1    Assignment And Sublease Of Building.  Except in the case of a
             -----------------------------------
Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Buildings or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment for which consent is requested solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 11.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) an initial public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; (ii) any transfer of Tenant's stock during any period in which Tenant has a class of stock listed on any recognized securities exchange or traded in the NASDAQ over-the-counter market shall not be deemed to be an assignment hereunder; (iii) any transfer of Tenant's stock in connection with a bona fide financing, capitalization or recapitalization of Tenant shall not be deemed to be an assignment hereunder, provided that such financing, capitalization or recapitalization does not result in a material reduction in Tenant's net worth or materially change the nature of Tenant's ongoing business as a going concern; and (iv) Tenant shall have the right to assign this Lease or sublet the Buildings, or any portion thereof, without Landlord's consent (but with prior or concurrent written notice by Tenant to Landlord, except to the extent Tenant is advised by its counsel that such prior or concurrent notice would be in violation of applicable law, in which event Tenant shall give such written notice as soon as reasonably possible after the giving of such notice is no longer in violation of applicable law), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a "Permitted Transfer"). For purposes of the preceding sentence, an "Affiliate" of Tenant shall mean any entity in which Tenant owns at least a twenty percent (20%) equity interest, any entity which owns at least a twenty percent (20%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a twenty percent (20%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 13.1, however, the provisions of
Section 13.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

  13.2    Rights Of Landlord.
          ------------------

          (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Buildings or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Buildings as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 13.2(c), below).

          (b) Upon any assignment of Tenant's interest in this Lease for which Landlord's consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) the unamortized cost of any leasehold improvements previously made in the Buildings and paid for by Tenant, (ii) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Buildings in connection with such assignment, (iii) any real estate commissions and/or attorneys' fees incurred by Tenant in connection with such assignment, and (iv) any economic consideration received by Tenant as bona fide, reasonable compensation for services rendered by Tenant to the assignee and/or personal property sold or leased by Tenant to the assignee.

          (c) Upon any sublease of all or any portion of the Buidlings for which Landlord's consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the entire Buildings for the applicable period under this Lease) to reflect the size of the subleased portion of the Buildings, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Buildings (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the term of the sublease, (iii) any real estate commissions and/or attorneys' fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease, (iv) the unamortized cost of any leasehold improvements previously made and paid for by Tenant with respect to the subleased portion of the Buildings, and (v) any economic consideration received by Tenant as bona fide, reasonable compensation for services rendered by Tenant to the sublessee and/or personal property sold or leased by Tenant to the sublessee.

14.  RIGHT OF ENTRY AND QUIET ENJOYMENT
     ----------------------------------

     14.1    Right Of Entry.  Landlord and its authorized representatives shall
             --------------
have the right to enter the Buildings at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Buildings or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Buildings to prospective purchasers, to show the Buildings to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Buildings or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

     14.2    Quiet Enjoyment. Landlord covenants that Tenant, upon paying the
             ---------------
rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Buildings and the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

15.  CASUALTY AND TAKING
     -------------------

     15.1    Damage or Destruction.
             ---------------------

             (a) If the Buildings, or the Common Areas of the Property necessary for Tenant's use and occupancy of the Buildings, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Common Areas of the Property and the Building Shells, and Tenant, as to the Tenant Improvements constructed by Tenant, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the Buildings, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the Buildings, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant's Operating Cost Share of Operating Expenses, based upon the extent to which Tenant's ability to conduct its business in the Buildings is impaired, and Landlord and Tenant respectively shall restore the Common Areas and Building Shells and the Tenant Improvements to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty
(30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Property in accordance with the first sentence of this Section 15.1.

             (b) The respective obligations of Landlord and Tenant pursuant to
Section 15.1(a) are subject to the following limitations:

                 (i) If the occurrence results from a peril which is required to be insured pursuant to Section 12.1(c) and (d) above, the obligations of either party shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the party's permitted deductible (provided that each party shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Section 12.1(c) or (d), as applicable), and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                 (ii) If the occurrence results from a peril which is not required to be insured pursuant to Section 12.1(c) and (d) above and is not actally insured, Landlord shall be required to repair and restore the Building Shells and Common Areas to the extent necessary for Tenant's continued use and occupancy of the Buildings, and Tenant shall be required to repair and restore the Tenant Improvements to the extent necessary for Tenant's continued use and occupancy of the Buildings, provided that each party's obligation to repair and restore shall not exceed an amount equal to five percent (5%) of the replacement cost of the Building Shells and Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Tenant Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

             (c) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 12.1(c) and (d), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

             (d) From and after the date of an occurrence resulting in damage to or destruction of the Buildings or of the Common Areas necessary for Tenant's use and occupancy of the Buildings, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Buildings is impaired.

     15.2    Condemnation.
             ------------

             (a) If during the term of this Lease the Property or Improvements, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then
(i) this Lease shall terminate as to the entire affected Building(s) at Landlord's election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire affected Building(s) at Tenant's election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Building(s) taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Building(s). If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant's election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Building(s) is impaired), Landlord shall restore the Building Shells and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Tenant Improvements and Tenant's other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Buildings or Property.

             (b) The respective obligations of Landlord and Tenant pursuant to
Section 15.2(a) are subject to the following limitations:

                 (i) Each party's obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to five percent (5%) of the replacement cost of the Building Shells and Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Tenant Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                 (ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

     15.3    Reservation Of Compensation. Landlord reserves, and Tenant waives
             ---------------------------
and assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Buildings at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease, and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii), notwithstanding any contrary provisions of this Section 15.3.

     15.4    Restoration Of Improvements.  In connection with any repair or
             ---------------------------
restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the Buildings (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Buildings (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).

16.  DEFAULT
     -------

     16.1    Events Of Default.  The occurrence of any of the following shall
             -----------------
constitute an event of default on the part of Tenant:

             (a)  [Omitted.}
                   -------

             (b)  Nonpayment.  Failure to pay, when due, any amount payable to
                  ----------
Landlord hereunder, such failure continuing for a period for five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et. seq., as amended from time to time;

             (c)  Other Obligations. Failure to perform any obligation,
                  -----------------
agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

             (d)  General Assignment.  A general assignment by Tenant for the
                  ------------------
benefit of creditors;

             (e)  Bankruptcy.  The filing of any voluntary petition in
                  ----------
bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Buildings continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

             (f)  Receivership.  The employment of a receiver appointed by court
                  ------------
order to take possession of substantially all of Tenant's assets or the Buildings, if such receivership remains undissolved for a period of thirty (30) days;

             (g)  Attachment.  The attachment, execution or other judicial
                  ----------
seizure of all or substantially all of Tenant's assets or the Buildings, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

             (h)  Insolvency.  The admission by Tenant in writing of its
                  ----------
inability to pay its debt as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.


     16.2    Remedies Upon Tenant's Default.
             ------------------------------

             (a) Upon the occurrence of any event of default described in
Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Buildings or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

     (b) Even if Tenant has breached this Lease and abandoned the Buildings, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Buildings or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

     (c) If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Buildings, expenses of reletting, including necessary repair, renovation and alteration of the Buildings, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

    16.3    Remedies Cumulative.  All rights, privileges and elections or
            -------------------
remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

17.  SUBORDINATION, ATTORNMENT AND SALE
     ----------------------------------

     17.1 Subordination To Mortgage.  This Lease, and any sublease entered into
          -------------------------
by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Buildings, the Property, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Buildings, the Property, or any of them shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be "material"), Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Moreover, Tenant's obligations under this Lease shall be conditioned on Tenant's receipt within thirty (30) days after mutual execution of this Lease, from (x) Slough Estates USA Inc., the beneficiary under an existing deed of trust on the Phase I Property, and (y) any other ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Phase I Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be "material"), Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

  17.2    Sale Of Landlord's Interest.  Upon sale, transfer or assignment of
          ---------------------------
Landlord's entire interest in the Buildings and the Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

  17.3    Estoppel Certificates.  Tenant or Landlord (the "responding party"),
          ---------------------
as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the "requesting party"), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property, or prospective sublessee or assignee of this Lease. Any such certificate provided under this
Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

  17.4    Subordination to CC&R's.  This Lease, and any permitted sublease
          -----------------------
entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Property from time to time, provided that the terms of such declarations are reasonable, do not materially impair Tenant's ability to conduct the uses permitted hereunder on the Property, and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the property covered by such declaration(s). Moreover, to the extent Tenant at any time occupies pursuant to this Lease any property which is part of the

Pointe Grand Business Park as defined in the recorded documents described in this sentence, this Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall also be subject and subordinate (a) to the Declaration of Covenants, Conditions and Restrictions for Pointe Grand Business Park dated November 4, 1991 and recorded on February 25, 1992 as Instrument No. 92025214, Official Records of San Mateo County, as amended from time to time (the Master Declaration), the provisions of which Master Declaration are an integral part of this Lease to the extent this sentence is applicable, (b) to the Declaration of Covenants, Conditions and Restrictions dated November 23, 1987 and recorded on November 24, 1987 as Instrument No. 87177987, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park, and (c) to the Environmental Restriction and Covenant (Pointe Grand) dated as of April 16, 1997 and recorded on April 16, 1997 as Instrument No. 97-043682, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Pointe Grand Business Park. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

  17.5    Mortgagee Protection.  If, following a default by Landlord under any
          --------------------
mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Buildings, the Property, or any of them, the Buildings and/or the Property, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Buildings and/or the Property shall not be:

          (a) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord);

          (b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property (including, but not limited to, Landlord);

          (c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Property (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Property;

          (d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property or the Buildings; or

          (e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property as it exists from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

18.  SECURITY
     --------

  1.18.1  Deposit.  Within ten (10) days after mutual execution of this Lease,
          -------
Tenant shall deposit with Landlord the sum of One Hundred Sixty-Eight Thousand Seven Hundred and No/100 Dollars ($168,700.00); in addition, if Tenant exercises its option for Building 2 under Section 1.1(c)(ii) or (iii), then on or before the Phase 2 Rent Commencement Date, Tenant shall deposit with Landlord an additional sum equal to (but not as a payment of or substitute for) the amount of the first full month's minimum monthly rental due with respect to Building 2, as determined under the applicable provisions of Section 1.1(c). Such sums (collectively, the "Security Deposit") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

19.  MISCELLANEOUS
     -------------

  19.1    Notices.  All notices, consents, waivers and other communications
          -------
which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

     To Tenant:     (until Rent Commencement Date)

     Exelixis Pharmaceuticals, Inc.
     260 Littlefield Avenue
     South San Francisco, CA  94080
     Attn: George A. Scangos
     (after Rent Commencement Date)

     Exelixis Pharmaceuticals, Inc.
     ________ Harbor Way [the Building 1 address]
     South San Francisco, CA  94080
     Attn: George A. Scangos

     with copy to:    Cooley Godward LLP
                      One Maritime Plaza, 20th Floor
                      San Francisco, CA  94111-3580
                      Attn:  Anna B. Pope, Esq.

     To Landlord:     Britannia Pointe Grand Limited Partnership
                      1939 Harrison Street, Suite 715
                      Park Plaza Building
                      Oakland, CA  94612
                      Attn: T. J. Bristow

     with copy to:    Folger Levin & Kahn LLP
                      Embarcadero Center West
                      275 Battery Street, 23rd Floor
                      San Francisco, CA 94111
                      Attn: Donald E. Kelley, Jr.

     and copy to:     Slough Estates USA Inc.
                      33 West Monroe Street, Suite 2000
                      Chicago, IL  60603
                      Attn:  William Rogalla
     or to such other address as may be contained in a notice at least fifteen
(15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

  19.2    Successors And Assigns.  The obligations of this Lease shall run with
          ----------------------
the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

  19.3    No Waiver.  The failure of Landlord to seek redress for violation, or
          ---------
to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

  19.4    Severability.  If any provision of this Lease or the application
          ------------
thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

  19.5    Litigation Between Parties.  In the event of any litigation or other
          --------------------------
dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

  19.6    Surrender.  A voluntary or other surrender of this Lease by Tenant, or
          ---------
a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

  19.7    Interpretation.  The provisions of this Lease shall be construed as a
          --------------
whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

  19.8    Entire Agreement.  This written Lease, together with the exhibits
          ----------------
hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

  19.9    Governing Law.  This Lease and all exhibits hereto shall be construed
          -------------
and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

  19.10   No Partnership.  The relationship between Landlord and Tenant is
          --------------
solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

  19.11   Financial Information.  From time to time Tenant shall promptly
          ---------------------
provide directly to prospective lenders and purchasers of the Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely to use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

     Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Property financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

     19.12   Costs.  If Tenant requests the consent of Landlord under any
             -----
provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Buildings or any portion thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees, up to a maximum of $2,500.00 per request.

     19.13   Time.  Time is of the essence of this Lease, and of every term and
             ----
condition hereof.

     19.14   Rules And Regulations.  Tenant shall observe, comply with and obey,
             ---------------------
and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may reasonably promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Buildings and the Property.

     19.15   Brokers.  Landlord agrees to pay a brokerage commission to Tenant's
             -------
broker, Cornish & Carey Commercial, in connection with the consummation of this Lease in accordance with a separate agreement. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

  19.16   Memorandum Of Lease.  At any time during the term of this Lease,
          -------------------
either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

  19.17   Corporate Authority.  Each of the persons signing this Lease on behalf
          -------------------
of Tenant warrants that he or she is fully authorized to do so and, by jointly so signing, to bind Tenant.

  19.18   Execution and Delivery.  This Lease may be executed in one or more
          ----------------------
counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

  19.19   Survival.  Without limiting survival provisions which would otherwise
          --------
be implied or construed under applicable law, the provisions of Sections 2.6, 7.4, 9.2, 9.3, 9.4, 11.6, 12.6 and 19.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

  19.20   Parking.  Landlord and Tenant agree that the Common Areas, taken as a
          -------
whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of South San Francisco applicable to the Property and the Britannia Pointe Grand Business Park from time to time. Landlord represents to Tenant that under the most current drawings at this date for the complete build-out of the Property and the Britannia Pointe Grand Business Park, the overall rate of parking is approximately 3.07 spaces for each 1,000 square feet of space in the various buildings presently existing or contemplated for construction on the Property and in the remainder of the Britannia Pointe Grand Business Park.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

                  "Landlord"                                        "Tenant"
BRITANNIA POINTE GRAND                             EXELIXIS PHARMACEUTICALS, INC., a
LIMITED PARTNERSHIP, a Delaware limited            Delaware corporation
partnership

By:  BRITANNIA POINTE GRAND, LLC, a             By: /s/ George Scangos
     California limited liability company,          -----------------------------------
     General Partner                                George A. Scangos
                                                    President and CEO

     By: /s/ T. J. Bristow                          By: /s/ William D. Waddill
        ----------------------------------             --------------------------------
        T. J. Bristow                               Its: Secretary
        Its Manager, President and Chief
        Financial Officer

                                   EXHIBITS



     EXHIBIT A      Real Property Description

     EXHIBIT B      Site Plan

     EXHIBIT C      Workletter

     EXHIBIT D      Estimated Construction Schedule

     EXHIBIT E      Acknowledgement of Rent Commencement Date

                                   EXHIBIT A
                                   ---------
                           REAL PROPERTY DESCRIPTION
                           -------------------------
All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Phase 1 Property
----------------
PARCEL ONE:

Beginning at a point which bears South 89 degrees 52' 30" West, along the southerly line of East Grand Avenue, 476.27 feet and South 0 degrees 06' 30" West 532.00 feet, from the northeasterly corner of that certain 15.743 acre tract of land described in the deed from Metal and Thermit Corporation, a corporation, to Grace F. Guerin, dated June 17, 1947 and recorded July 24, 1947 in Book 1352 of Official Records of San Mateo County at Page 373, said point of beginning being the southeasterly corner of lands described in the deed from Ed Rayburn Guerin and Grace F. Guerin, his wife, to Ed Rosemont, dated April 16, 1948, and recorded April 21, 1948 in Book 1454 of Official Records of San Mateo County at Page 293 (27142-H); thence from said point of beginning, South 0 degrees 06' 30" West 50 feet, to a point; thence South 89 degrees 52' 30" West 200 feet to a point; thence North 0 degrees 04' 32" West 20 feet to a point; thence South 89 degrees 52' 30" West 232.8 feet, more or less, to a point on the westerly line of said 15.743 acre tract and the easterly line of the right of way of the Belt Line Railway; thence along said line, North 0 degrees 04' 32" West, a distance of 30 feet to the southwesterly corner of lands described in the deed to Rosemont beforementioned; thence North 89 degrees 52' 30" East, along the southerly line of said lands, 433 feet to the point of beginning.

Excepting therefrom so much thereof as lies within the lands described in the deed from Ed Rosemont and wife to Grace F. Guerin, dated March 23, 1956 and recorded May 2, 1956 in Book 3016 of Official Records of San Mateo County at Page 207 (50306-N).

PARCEL TWO:

Beginning at a point which bears South 89 degrees 52' 30" West, along the southerly line of East Grand Avenue, 476.27 feet and South 0 degrees 06' 30" West 327.34 feet from the northeasterly corner of that certain 15.743 acre tract of land described in the deed from Metal and Thermit Corporation, a corporation, to Grace F. Guerin, dated June 17, 1947, and recorded July 24, 1947 in Book 1352 of Official Records of San Mateo County at Page 373 (77876-G); thence from said point of beginning South 0 degrees 06' 30" West 204.66 feet; thence South 89 degrees 52' 30" West 433 feet to a point in the westerly line of said 15.743 acre tract and the easterly line of the right of way of the Belt Line Railway; thence along said line, North 0 degrees 04' 32" West 88.17 feet; thence continuing along said line, on the arc of a curve to the right, with a radius of
349.26 feet, tangent to the preceding course, a distance of 118.89 feet; thence North 89 degrees 52' 30" East 413.62 feet to the point of beginning.

Excepting therefrom so much thereof as lies within the lands described in the deed from Ed Rosemont and wife to Grace F. Guerin, dated March 23, 1956 and recorded May 2, 1956 in Book 3016 of Official Records of San Mateo County at Page 207 (50306-N).

PARCEL THREE:

Beginning at a point which bears North 89 degrees 52' 30" East 40 feet from the southwesterly corner of that certain 0.390 acre parcel of land described in the deed from Ed Reyburn Guerin and Grace F. Guerin, his wife, to Ed Rosemont and Margaret Rosemont, his wife, dated November 8, 1948 and recorded November 16, 1948 in Book 1593 of Official Records of San Mateo County at Page 284 (61936-H); thence North 89 degrees 52' 30" East, along the southerly line of said 0.390 acre parcel, 192.8 feet and South 0 degrees 04' 32" East 20 feet to a point; thence leaving said southerly line, South 89 degrees 52' 30" West 187.179 feet to a point; thence North 15 degrees 46' 04" West 20.782 feet, more or less, to the point of beginning.

Assessor's Parcel No. 015-032-020 (Parcels One through Three)

                             EXHIBIT A Page 1 of 2
                             --------------

PARCEL FOUR:

Beginning at a point which bears South 89 degrees 52' 30" West, along the southerly line of East Grand Avenue, 476.27 feet and South 0 degrees 06' 30" West 582.00 feet from the northeasterly corner of that certain 15.743 acre tract of land described in the deed from Metal and Thermit Corporation, a corporation, to Grace F. Guerin, dated June 17, 1947, and recorded July 24, 1947 in Book 1352 of Official Records of San Mateo County at Page 373 (77876-G), said point of beginning being the southeasterly corner of lands described in the deed from E. Rayburn Guerin and Grace F. Guerin, his wife, to Ed Rosemont and wife, dated November 8, 1948 and recorded November 16, 1948, in Book 1593 of Official Records of San Mateo County, at Page 284 (61936-H); thence from said point of beginning South 0 degrees 06' 30" West, 50 feet to a point; thence South 89 degrees 52' 30" West, 150 feet to a point; thence North 0 degrees 06' 30" East, 50 feet to a point; thence North 89 degrees 52' 30" East, 150 feet to the point of beginning.

Assessor's Parcel No. 015-032-030

Phase 2-A Property
------------------

Beginning at a point which bears South 89 degrees 52' 30" West, along the southerly line of East Grand Avenue, 476.27 feet and South 0 degrees 06' 30" West 632.00 feet from the northeasterly corner of that certain 15.743 acre tract of land described in the deed from Metal and Thermit Corporation, a corporation, to Grace F. Guerin, dated June 17, 1947, and recorded July 24, 1947 in Book 1352 of Official Records of San Mateo County at Page 373 (77876-G), said point of beginning being the southeasterly corner of a parcel of land described in the deed from E. Rayburn Guerin and Grace F. Guerin, his wife, to Walter Industries, Inc., dated December 15, 1949 and recorded December 23, 1949 in Book 1766 of Official Records of San Mateo County at Page 487; thence from said point of beginning, South 0 degrees 06' 30" West 177.25 feet, more or less, to the northerly line of lands described in deed from Grace F. Guerin to John F. Lutkenhouse, dated November 28, 1955, and recorded December 8, 1955, in Book 2928 of Official Records of San Mateo County at Page 555 (9934-E); thence along said northerly line South 89 degrees 52' 30" West 363.20 feet, more or less, to the easterly boundary of the South San Francisco Belt Railways right of way; thence northwesterly, along said right of way boundary, on the arc of a curve to the right, having a radius of 349.26 feet and a central angle of 36 degrees 30' 54", an arc length of 222.59 feet; thence North 0 degrees 04' 52" West 108.30 feet and northerly on a curve to the right, tangent to a line which bears North 0 degrees 04' 32" West from the last mentioned point, said curve having a radius of 349.26 feet, a central angle of 3 degrees 34' 52", an arc distance of 21.83 feet to the most northerly corner of lands described in deed from Ed. Rosemont and wife to Grace F. Guerin, dated March 23, 1958, and recorded May 2, 1958 in Book 3016 of Official Records of San Mateo County at Page 207 (50306-H); thence South 15 degrees 46' 04" East, along the northeasterly line of the last named lands and its southeasterly prolongation, a distance of 186.147 feet to the southwesterly corner of lands described in deed from Grace F. Guerin to Ed. Rosemont and Margaret F. Guerin, dated March 1, 1958, and recorded May 2, 1958, in Book 3016 of Official Records of San Mateo County at Page 209 (50308-H); thence along the southerly line of the last mentioned lands, North 89 degrees 52' 30" East 237.178 feet to the westerly line of the lands of Walter Industries, Inc., above mentioned in Book 1766 of Official Records at Page 487; thence along the westerly and southerly boundary of said last named lands, South 0 degrees 06' 30" West 50 feet and North 89 degrees 52' 30" East 150 feet to the point of beginning.

Assessor's Parcel No. 015-032-040

Phase 2-B Property
------------------

See parcels designated as Phase 2-B Property (approximate) on Exhibit B-1 attached to the Lease to which this Exhibit A is attached and incorporated herein by this reference (detailed legal description not available at this time).

MetaXen Property
----------------

Lot 4 as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

                             EXHIBIT A Page 2 of 2

                                   EXHIBIT C
                                   ---------

                                  WORKLETTER
                                  ----------

     This Workletter ("Workletter") constitutes part of the Build-to-Suit Lease
                       ----------
dated as of May ___, 1999 (the "Lease") between BRITANNIA POINTE GRAND LIMITED
                                -----
PARTNERSHIP, a Delaware limited partnership ("Landlord"), and EXELIXIS
                                              --------
PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").  The terms of this
                                                ------
Workletter are incorporated in the Lease for all purposes.

1.   Defined Terms.  As used in this Workletter, the following capitalized terms
     -------------
have the following meanings:

     (a)  Approved Plans:  Plans and specifications prepared by the applicable
          --------------
     Architect for the respective Improvements and approved by both Landlord and Tenant in accordance with Paragraph 2 of this Workletter (subject to further modification in accordance with such Paragraph 2).

     (b)  Architect:  Chamorro Design Group, or any other architect selected by
          ---------
     Landlord in its sole discretion, with respect to the Building Shells, the Site Improvements and any other Improvements which Landlord is to design pursuant to this Workletter; any architect selected by Tenant with the written approval of Landlord (which approval shall not be unreasonably withheld or delayed), with respect to the Tenant Improvements and any other Improvements which Tenant is to design pursuant to this Workletter.

     (c)  Building Shells:  The shells of Building 1 and, if Tenant exercises
          ---------------
its option under Section 1.1(c)(ii) or (iii) of the Lease, Building 2, as such shells are more fully defined in Schedule C-1 attached to this Workletter.
                                 ------------

     (d)  Change Order:  See definition in Paragraph 2(e)(ii) hereof.
          ------------

     (e)  Cost of Improvement:  See definition in Paragraph 2(c) hereof.
          -------------------

     (f)  Final Completion Certificate:  See definition in Paragraph 3(b)
          ----------------------------
hereof.

     (g)  Final Working Drawings:  See definition in Paragraph 2(a) hereof.
          ----------------------

     (h)  General Contractor:  Concrete Shell Structures, Inc., or any other
          -----------------
general contractor selected by Landlord in its sole discretion, with respect to Landlord's Work. The General Contractor with respect to Tenant's Work shall be selected by Tenant, subject to Landlord's approval (not to be unreasonably withheld or delayed), as contemplated in Paragraph 5(a) hereof.

     (i)  Improvements:  The Building Shells, Site Improvements, Tenant
          ------------
Improvements and other improvements shown on the Approved Plans from time to time and to be constructed on the Property pursuant to the Lease and this Workletter.

     (j)  Landlord Delay:  Any of the following types of delay in the completion
          --------------
of construction of the Tenant Improvements:

          (i) Any delay resulting from Landlord's failure to furnish, in a timely manner, information requested by Tenant or by the Architect or General Contractor for Tenant's Work in connection with the design or construction of Tenant's Work, or from Landlord's failure to approve in a timely manner any matters requiring approval by Landlord; or

          (ii) Any delay of any other kind or nature caused by Landlord (or Landlord's contractors, agents or employees) or resulting from the performance of Landlord's Work.

     (k)  Landlord's Work:  The Building Shells and Site Improvements, and any
          ---------------
other Improvements which Landlord is to construct or install pursuant to this Workletter or by mutual agreement of Landlord and Tenant from time to time.

     (l)  Punch List Work:  Minor corrections of construction or decoration
          ---------------
details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant's use or occupancy of the Buildings and the Property.

     (m)  Site Improvements:  The parking areas, driveways, landscaping and
          -----------------
other improvements to the Common Areas of the Property that are depicted on Exhibit B to the Lease (as the same may be modified pursuant to the process
---------
of development and approval of the Approved Plans) and more specifically described in Schedule C-1 attached to this Workletter.
             ------------

     (n)  Structural Completion Certificate:  See definition in Paragraph 3(a)
          ---------------------------------
hereof.

     (o)  Tenant Delay:  Any of the following types of delay in the completion
          ------------
of construction of the Building Shells:

          (i) Any delay resulting from Tenant's failure to furnish, in a timely manner, information requested by Landlord or by the Architect or General Contractor for Landlord's Work in connection with the design or construction of the Building Shells, or from Tenant's failure to approve in a timely manner any matters requiring approval by Tenant;

          (ii) Any delay attributable to any request by Tenant to construct the Building Shells in an "above standard" manner, or to any use of "above standard" Building Shell components that is necessitated by Tenant's particular use requirements or by the contemplated Tenant's Work;

          (iii) Any delay resulting from Change Orders, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any Change Order; or

          (iv) Any delay of any other kind or nature caused by Tenant (or Tenant's contractors, agents or employees) or resulting from the performance of Tenant's Work.

     (p)  Tenant Improvements:  The improvements to or within the Buildings,
          -------------------
other than improvements constituting part of the Building Shells, shown on the Approved Plans from time to time and to be constructed by Tenant (except as otherwise provided herein) pursuant to the Lease and this Workletter, including (but not limited to) the improvements described on Schedule C-2 attached to
                                                   ------------
this Workletter (except to the extent any such Schedule C-2 improvements
                                               ------------
constitute part of the Building Shells).

     (q)  Tenant's Work:  All of the Improvements other than those constituting
          -------------
Landlord's Work, and such other materials and improvements as Tenant deems necessary or appropriate for Tenant's use and occupancy of the Buildings.

     (r)  Unavoidable Delays:  Delays due to acts of God, acts of public
          ------------------
agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord or Tenant, as applicable.

     (s)  Work Deadlines:  The target dates for performance by the applicable
          --------------
party of the steps listed in the Estimated Construction Schedule attached as Exhibit D to the Lease.
---------

     (t) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2.  Plans, Cost of Improvements and Construction.  Landlord and Tenant shall
    --------------------------------------------
comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Improvements.

     (a)  Approved Plans and Working Drawings for Landlord's Work.  Landlord
          -------------------------------------------------------
shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Tenant Delays and Unavoidable Delays) cause to be prepared and delivered to Tenant, for approval, plans and specifications for the Improvements constituting Landlord's Work. Following mutual approval of such plans and specifications, Landlord shall then cause to be prepared and delivered to Tenant, on or before the applicable Work Deadline (assuming timely delivery by Tenant of all information, decisions and drawings required to be furnished or made by Tenant in order to permit complete preparation of plans and drawings), final working drawings and specifications for the Improvements constituting Landlord's Work, including structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "Landlord's Final Working Drawings"). Landlord's Final Working Drawings shall
 ---------------------------------
substantially conform to the Approved Plans. Landlord's obligation to deliver Landlord's Final Working Drawings to Tenant within the time period set forth above shall be extended for any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth below, any other Tenant Delays, or any Unavoidable Delays. No later than the applicable Work Deadline (assuming timely delivery of plans and drawings by Landlord), Tenant shall either approve Landlord's Final Working Drawings or set forth in writing with particularity any changes necessary to bring Landlord's Final Working Drawings into substantial conformity with the Approved Plans or into a form which will be acceptable to Tenant. In no event, however, shall Tenant have the right to object to any aspect of the proposed plans and specifications or proposed Landlord's Final Working Drawings for Landlord's Work (including, but not limited to, any change from the Approved Plans) that is necessitated by applicable law, or to any aspect of such proposed plans and specifications or proposed Landlord's Final Working Drawings that relates to the Building Shells or Site Improvements, although Landlord agrees to consult with Tenant and to give reasonable consideration to Tenant's views regarding functional characteristics of the Building Shells and Site Improvements. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of required changes on or before the applicable Work Deadline shall constitute and be deemed to be approval of Landlord's Final Working Drawings. Upon approval, actual or deemed, of Landlord's Final Working Drawings by Landlord and Tenant, Landlord's Final Working Drawings shall be deemed to be incorporated in and considered part of the Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Plans.

     (b)  Approved Plans and Working Drawings for Tenant's Work.  Tenant shall
          -----------------------------------------------------
promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Landlord Delays and Unavoidable Delays) cause to be prepared and delivered to Landlord, for approval, plans and specifications for the Improvements constituting Tenant's Work. Following mutual approval of such plans and specifications, Tenant shall then cause to be prepared and delivered to Landlord final working drawings and specifications for the Improvements constituting Tenant's Work, including any applicable life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "Tenant's Final Working Drawings"). Tenant's Final Working Drawings shall
 -------------------------------
substantially conform to the Approved Plans. Landlord shall either approve Tenant's Final Working Drawings or set forth in writing with particularity any changes necessary to bring Tenant's Final Working Drawings into substantial conformity with the Approved Plans or into a form which will be acceptable to Landlord. Upon approval of Tenant's Final Working Drawings by Landlord and Tenant, Tenant's Final Working Drawings shall be deemed to be incorporated in and considered part of the Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Plans.

     (c)  Cost of Improvements.  "Cost of Improvement" shall mean, with respect
          --------------------    -------------------
to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter or pursuant to the Lease, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than fines and penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; and (vii) all other "hard" costs incurred in the construction of such item or component in accordance with the Approved Plans and this Workletter. Cost of Improvement shall not include any project management fee relating to the construction of such item or component.

     (d)  Construction of Landlord's Work.  Promptly following approval of
          -------------------------------
Landlord's Final Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Improvements constituting Landlord's Work. Upon receipt of such permits and approvals, Landlord shall, at Landlord's sole expense (except as otherwise provided in the Lease or in this Workletter), diligently construct and complete the Improvements constituting Landlord's Work substantially in accordance with the Approved Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a neat and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Landlord shall have the right, in its sole discretion, to decide whether and to what extent to use union labor on or in connection with Landlord's Work and shall use the General Contractor specified in Paragraph 1(h) to construct all Improvements constituting Landlord's Work.

     (e)  Changes.
          -------

          (i) If Landlord determines at any time that changes in Landlord's Final Working Drawings or in any other aspect of the Approved Plans relating to any item of Landlord's Work are required as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to the Improvements, or as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Approved Plans and/or Landlord's Final Working Drawings, as applicable, reflecting such changes to be prepared by Architect and, to the extent such changes relate to items other than the Building Shells or Site Improvements, submitted to Tenant for approval in accordance with the procedure contemplated in Paragraph 2(a) hereof. Upon final approval of revised drawings by Landlord and Tenant (if applicable), Landlord's Final Working Drawings and/or Approved Plans shall be deemed to be modified accordingly.

          (ii) If Tenant at any time desires any changes, alterations or additions to the Approved Plans or Landlord's Final Working Drawings with respect to any of Landlord's Work, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a "Change
                                                                          ------
Order"). Upon receipt of any such request, Landlord shall promptly notify
-----
Tenant of (A) whether the matters proposed in the Change Order are approved by Landlord (which approval shall not be unreasonably withheld), (B) Landlord's estimate of the number of days of delay, if any, which shall be caused by such Change Order if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord's estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Change Order if such Change Order is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the requested Change Order). If Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice from Landlord, of Tenant's approval of the Change Order (including the estimated delays and cost increases, if any, described in Landlord's notice), then Landlord shall cause such Change Order to be implemented and Tenant shall be responsible for all costs or cost increases resulting from or attributable to the Change Order, subject to the provisions of Paragraph 4 hereof. If Tenant fails to notify Landlord in writing of Tenant's approval of such Change Order within said five (5) business day period, then such Change Order shall be deemed to be withdrawn and shall be of no further effect.

     (f)  Indemnification.  Landlord shall indemnify, defend (with counsel
          ---------------
satisfactory to Tenant) and hold Tenant harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Landlord's Work; provided, however, that nothing in this Paragraph 2(f) shall be construed to expand the scope of any express warranties made by Landlord in the Lease or in this Workletter, and with respect to any claims for breach of warranty or other contract claims, Tenant's rights under this Paragraph 2(f) shall be subject to any express limitations set forth elsewhere in the Lease or in this Workletter with respect to Landlord's warranties and other contractual obligations. Landlord shall repair or replace (or, at Tenant's election, reimburse Tenant for the cost of repairing or replacing) any portion of the Improvements and/or any of Tenant's personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Landlord's Work.

3.   Completion.
     ----------

     (a) When Landlord receives written certification from Architect that construction of the foundation, structural slab on grade, underslab plumbing work, structural steel framework, decking and concrete on second and third (if applicable) floors, roof structure and installation of main fire sprinkler lines in the applicable Building have been completed in accordance with the Approved Plans, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Structural Completion Certificate") certifying
                             ---------------------------------
that the construction of such portions of the Building has been substantially completed in accordance with the Approved Plans in all material respects and specifying the date of that completion. The delivery of such Structural Completion Certificate shall commence the running of the 6-month time period until the applicable Rent Commencement Date under Section 2.1 of the Lease.

     (b) When Landlord receives written certification from Architect that construction of the remaining Improvements constituting Landlord's Work has been completed in accordance with the Approved Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Final Completion Certificate") certifying
                             ----------------------------
that the construction of the remaining Improvements constituting Landlord's Work has been substantially completed in accordance with the Approved Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion. Upon receipt by Tenant of the Final Completion Certificate, the Improvements constituting Landlord's Work will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord's continuing obligations with respect to the Punch List Work).

     (c) Notwithstanding any other provisions of this Workletter or of the Lease, if Landlord is delayed in substantially completing any of Landlord's Work necessary for issuance of the Structural Completion Certificate as a result of any Tenant Delay, then the 6-month period between the delivery of the Structural Completion Certificate and the applicable Rent Commencement Date pursuant to
Section 2.1 of the Lease shall be reduced, day for day, by the number of days by which such Tenant Delay delayed completion of the portions of Landlord's Work necessary for issuance of the Structural Completion Certificate, and Tenant shall reimburse Landlord in cash, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), for any increased construction-related costs and expenses incurred by Landlord as a result of the Tenant Delay.

     (d) At any time within thirty (30) days after delivery of the Structural Completion Certificate or the Final Completion Certificate, as applicable, Tenant shall be entitled to submit one or more lists to Landlord specifying Punch List Work to be performed on the applicable Improvements constituting Landlord's Work, and upon receipt of such list(s), Landlord shall diligently complete such Punch List Work at Landlord's sole expense. In the event of any dispute as to completion of any item or component of Landlord's Work, the certificate of the applicable Architect shall be conclusive. Promptly after Landlord provides Tenant with the Final

Completion Certificate, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord's Work.

4.   Payment of Costs.
     ----------------

     (a)  Landlord's Work.  Except as otherwise expressly provided in this
          ---------------
Workletter (including, but not limited to, the cost allocations set forth in Schedule C-2 attached hereto) or by mutual written agreement of Landlord
------------
and Tenant, the cost of construction of Landlord's Work shall be borne by Landlord at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions; provided, however, that notwithstanding any other
                          --------
provisions of this Paragraph 4(a), to the extent the Cost of Improvement relating to the construction of any item or component of Landlord's Work is increased as a result of any permitted Change Order or any Tenant Delay, or as a result of any "above standard" Building Shell components requested by Tenant or otherwise necessitated by Tenant's particular use requirements or by the contemplated Tenant's Work, or as a result of any other plan changes or compliance costs attributable to Tenant's particular use requirements or to the contemplated Tenant's Work, the amount of the increase in the Cost of Improvement with respect to such item or component shall be reimbursed by Tenant to Landlord in cash or, by mutual agreement of Landlord and Tenant, may be deducted from Landlord's maximum obligation under Paragraph 4(b) with respect to the cost of Tenant's Work.

     (b)  Tenant's Work.  Except as otherwise expressly provided in this
          -------------
Workletter (including, but not limited to, the cost allocations set forth in Schedule C-2 attached hereto) or by mutual written agreement of Landlord and
------------
Tenant, the cost of construction of the Tenant Improvements shall be borne eighty-two percent (82%) by Landlord and eighteen percent (18%) by Tenant, up to a maximum Landlord's obligation of $115.00 per square foot of space in the Buildings (measured in accordance with Section 3.1(d) of the Lease), equating to a total Cost of Improvements for the Tenant Improvements of approximately $140.24 per square foot. Tenant shall be responsible, at its sole cost and expense, for payment of eighteen percent (18%) of the first $140.24 per square foot of the Cost of Improvements of the Tenant Improvements, for the entire Cost of Improvements of the Tenant Improvements in excess of $140.24 per square foot (if any such excess occurs) and for the entire cost of any Tenant's Work that is not part of the Tenant Improvements, including (but not limited to), in each case, any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. The rental schedule set forth in Section 3.1(a) of the Lease is not subject to adjustment based on the
                                        ---
Cost of Improvements of the Tenant Improvements, regardless of whether the final Cost of Improvements for the Tenant Improvements uses the entire tenant improvement allowance of $115.00 per square foot that Landlord has agreed to make available as set forth above or is less than that amount, except to the
                                                               ------
extent of the limited, temporary adjustment provided under Section 3.1(e) of the Lease in the event Tenant elects to have the Tenant Improvements in Building 2 constructed in two phases. The payment or disbursement of Landlord's and Tenant's respective shares of the cost of the Tenant Improvements (up to the maximum amount specified above, in the case of Landlord's share) shall be made on a prorata basis (in the proportions set forth above) as such costs are actually incurred, subject to such lien releases and other reasonable requirements as Landlord and Tenant, respectively, may reasonably impose. To the extent the Cost of Improvement with respect to the Tenant Improvements exceeds $140.24 per square foot (reduced by 122% of any amounts deducted from Landlord's maximum payment obligation as a result of the final sentence of Paragraph 4(a) hereof), whether as a result of Change Orders, Tenant Delays and/or Unavoidable Delays or otherwise, the amount of such excess shall in all events be Tenant's sole responsibility and expense.

5.   Tenant's Work.  On or before the applicable Work Deadline (subject to
     -------------
Landlord Delays and Unavoidable Delays, if any), Tenant shall construct and install in the respective Buildings the Tenant's Work, substantially in accordance with the Approved Plans or, with respect to Tenant's Work not shown on the Approved Plans, substantially in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant's Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

     (a)  Contractor Requirements.  The contractor engaged by Tenant for
          -----------------------
Tenant's Work, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall engage only union contractors for the construction of Tenant's Work and for the installation of Tenant's fixtures and equipment in the Buildings, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work, except to the extent Landlord determines, in its reasonable discretion, that the use of non-union labor would not create a material risk of labor disputes, picketing or work interruptions at the Site, in which event Landlord shall, to that extent, waive such union labor requirement.

     (b)  Costs and Expenses of Tenant's Work.  Subject to Landlord's payment or
          -----------------------------------
reimbursement obligations under Paragraph 4(b) hereof with respect to Landlord's share of the Cost of Improvements for the Tenant Improvements, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant's Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days' prior written notice before commencing any Tenant's Work. On completion of Tenant's Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, subcontractor and materialman involved in the performance of Tenant's Work.

     (c)  Indemnification.  Tenant shall indemnify, defend (with counsel
          ---------------
satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord's real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant's Work.

     (d)  Insurance.  Tenant's contractors shall obtain and provide to Landlord
          ---------
certificates evidencing workers' compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord.

     (e)  Rules and Regulations.  Tenant and Tenant's contractors shall comply
          ---------------------
with any other rules, regulations and requirements that Landlord or General Contractor may reasonably impose with respect to the performance of Tenant's Work. Tenant's agreement with Tenant's contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant's Work.

     (f)  Early Entry.  Landlord shall permit entry of contractors into the
          -----------
Buildings for the purposes of performing Tenant's Work, subject to satisfaction of the conditions set forth in the Lease. This license to enter is expressly conditioned on the contractor(s) retained by Tenant working in harmony with, and not interfering with, the workers, mechanics and contractors of Landlord. If at any time the entry or work by Tenant's contractor(s) causes any material interference with the workers, mechanics or contractors of Landlord, permission to enter may be withdrawn by Landlord immediately on written notice to Tenant.

     (g)  Risk of Loss.  All materials, work, installations and decorations of
          ------------
any nature brought onto or installed in the Buildings, by or at the direction of Tenant or in connection with the performance of Tenant's Work, before the commencement of Tenant's rental payment obligations with respect to the applicable Building shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage, loss or destruction thereof, except to the extent caused by Landlord's negligence or willful misconduct.

     (h)  Condition of Tenant's Work.  All work performed by Tenant shall be
          --------------------------
performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the plans approved by Landlord for such Tenant's Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed.

6.   Phasing of Improvements.  The Building Shells, Site Improvements on the
     -----------------------
respective Properties and Tenant Improvements in the respective Buildings shall be constructed in either two or three separate phases.

     (a) The first such phase shall consist of the Building Shell and other Landlord's Work (if any) for Building 1, the Site Improvements on the Phase 1 Property and the Tenant Improvements in Building 1 (collectively, the "Building
                                                                       --------
1 Improvements"), all of which shall in all events be constructed in a single
---------------
initial phase under the Lease and this Exhibit C.  For purposes of applying
                                       ---------
the provisions of the Lease and this Exhibit C to such construction, all
                                     ---------
provisions relating to time periods, development of plans, actual construction and payment of the Cost of Improvements for the Building 1 Improvements shall be interpreted and applied solely to Building 1, the Phase 1 Property and the Building 1 Improvements, and the respective obligations of Landlord and Tenant for payment of such Cost of Improvements shall be based solely on the square footage of Building 1 as it is designed and built.

     (b) The second and third such phases shall become applicable only if Tenant exercises its option for Building 2 under Section 1.1(c)(ii) or (iii) of the Lease and, in the case of the third phase, only if Tenant also elects to have the Tenant Improvements in Building 2 constructed in two phases. To the extent applicable, the second and third phases shall consist of the Building Shell and other Landlord's Work (if any) for Building 2, the Site Improvements on the Phase 2 Property and the Tenant Improvements in Building 2 (collectively, the "Building 2 Improvements"), all of which shall be constructed in either
     -----------------------
one or two separate phases under the Lease and this Exhibit C. The Building
                                                    ---------
Shell and other Landlord's Work (if any) for Building 2 and the Site Improvements on the Phase 2 Property shall in all events be constructed as a single, second phase of improvements under the Lease and this Exhibit C. As
                                                              ---------
provided in Section 5.1(a) of the Lease,
                        ---------
however, Tenant in its discretion may elect, by written notice to Landlord at any time prior to Landlord's delivery to Tenant of the Structural Completion Certificate for the Building Shell for Building 2, to have the Tenant Improvements in Building 2 completed in two separate phases, a first phase of no less than 25,000 square feet ("Phase 2A") and a second phase of no more than
                               --------
20,000 square feet ("Phase 2B"), with the sum of the square footages for such
                     --------
phases to be equal to the total square footage of Building 2 and the construction of the Phase 2B Tenant Improvements to be completed no later than twelve (12) months after the Phase 2 Rent Commencement Date. If Tenant elects such phased completion of the Tenant Improvements in Building 2, then (i) Landlord shall still construct the entire Building Shell for Building 2 and the Site Improvements on the Phase 2 Property in the same manner and within the same time frame as if all of the Building 2 Improvements were to be constructed in a single phase, (ii) Tenant shall be entitled to occupy and use all of Building 2 or any lesser portion thereof (including, at Tenant's election, any portions in which Tenant Improvements have not yet been completed) from and after the completion of the Phase 2A Tenant Improvements, (iii) Tenant shall begin paying rent for all of Building 2 on the Phase 2 Rent Commencement Date, subject to a rental adjustment under Section 3.1(e) of the Lease in accordance with its terms, regardless of how much of Building 2 is actually occupied by Tenant as of that date, and (iv) Tenant shall in all events complete the Phase 2B Tenant Improvements no later than twelve (12) months after the Phase 2 Rent Commencement Date. For purposes of applying the provisions of the Lease and this Exhibit C to the construction of the Building 2 Improvements, all provisions
---------
relating to time periods, development of plans, actual construction and payment of the Cost of Improvements for the Building 2 Improvements shall be interpreted and applied solely to Building 2, the Phase 2 Property and the Building 2 Improvements, and the respective obligations of Landlord and Tenant for payment of such Cost of Improvements shall be based solely on the square footage of Building 2 as it is designed and built; moreover, if the Building 2 Tenant Improvements are constructed in two separate phases, then the Cost of Improvements for the Phase 2A Tenant Improvements shall be allocated between Landlord and Tenant based on the aggregate Cost of Improvements for such Phase 2A Tenant Improvements measured against a maximum Landlord's contribution obligation calculated on the entire square footage of Building 2; a temporary, interim rental adjustment shall be made under Section 3.1(e) of the Lease (to the extent applicable); and upon completion of the Phase 2B Tenant Improvements, the entire Cost of Improvements for the Phase 2A Tenant Improvements and the Phase 2B Tenant Improvements shall be aggregated, and again measured against a maximum Landlord's contribution obligation calculated on the entire square footage of Building 2, for purposes of determining how the final aggregate Cost of Improvements for the Building 2 Tenant Improvements is to be allocated between Landlord and Tenant.

7.   No Agency.  Nothing contained in this Workletter shall make or constitute
     ---------
Tenant as the agent of Landlord.

8.   Survival.  Without limiting survival provisions which would otherwise be
     --------
implied or construed under applicable law, the provisions of Paragraphs 2(f) and 5(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

9.   Miscellaneous.  All references in this Workletter to a number of days shall
     -------------
be construed to refer to calendar days, unless otherwise specified herein. In all instances where Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Tenant shall be deemed to have given approval and the next succeeding time period shall commence. If any item requiring approval is disapproved by Tenant in a timely manner, the procedure for preparation of that item and approval shall be repeated.

     IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

                  "Landlord"                                        "Tenant"

BRITANNIA POINTE GRAND LIMITED                     EXELIXIS PHARMACEUTICALS, INC., a
PARTNERSHIP, a  Delaware limited                   Delaware corporation
partnership

By:  BRITANNIA POINTE GRAND,                       By:  /s/ George Scangos
     LLC, a California limited liability                George A. Scangos
     company, General Partner                           Its President and CEO


By:  /s/ T. J. Bristow                             By:   /s/ William D. Waddill
     T. J. Bristow                                 Its:  Secretary
     Its Manager, President and
     Chief Financial Officer

                          Schedule C-1 to Workletter
                          --------------------------

                         DEFINITION OF BUILDING SHELL
                         ----------------------------

The "Building Shell" as defined in the Workletter to which this Schedule C-1 is attached shall consist of the following:

A standard shell for a building to be constructed for a biotech company, considering the uses set forth in this Lease, including but not limited to the following elements and improvements:

Building envelope (reinforced grade beam foundation on prestressed concrete piles; ground floor to be 10" thick reinforced concrete slab supported by concrete piles; second and third (if applicable) floors to have metal decking with concrete topping slab; roof structure to be metal deck with concrete for mass dampening in areas to receive mechanical equipment and rigid insulation over the balance (at least R-19 to meet Title 24 calculations); roof membrane to be built-up system, four-ply minimum including mineral fiber cap sheet, with flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-bearing exterior curtain wall; seismic system utilizing steel braced frames; floor system designed with live load capacity of 100 psf; roof live load to be 20 psf with 50 psf in center bays to receive mechanical loads; floor to floor heights of 17 feet)

Elevator pit

Interior stairs

Roof drains and drain lines

One (1) hour fire protection on columns and beams

Exterior transformer pads

Utilities:
     site lighting and exterior lighting
     electric transformer
     underground electrical to building pull-section gas to exterior meter on building telephone conduit to building site storm drain system main sanitary sewer line under ground floor slab (gut line) domestic fire and water lines stubbed into building automatic fire sprinkler system (for shell, but excluding drops to suspended ceilings) utility connection and development fees for systems which are part of shell
          (but excluding fees based on facilities or elements that are part of Tenant Improvements)

Landscaping and irrigation

Exterior concrete walkways, parking areas, curbing and exterior ADA-mandated ramps

                          Schedule C-2 to Workletter
                          --------------------------

                       DEFINITION OF TENANT IMPROVEMENTS
                       ---------------------------------

The "Tenant Improvements" as defined in the Workletter to which this Schedule C-2 is attached shall include, but not necessarily be limited to, the following:

Toilet cores

Elevator(s)

Specialty items, such as skylights

Variable air volume HVAC system

Building exhaust system

Service yard enclosures

Equipment pad (except as specifically shown as part of Building Shell)

Roof top mechanical screen

Utilities:

     All electrical beyond pull section, including electrical main disconnect and distribution panels
     Gas piping beyond main gas meter
     Telephone conduit beyond utility company termination point (inside the building), and PVC conduit for telephone/data connections (wiring or fiber optics) to future buildings
     Sanitary sewer lines to main "gut" line under ground floor
     Laboratory gas piping
     Communications wiring
     Utility connection fees based on items that are part of Tenant Improvements

Air Compressor with Dryer/Tank

Purified Water System with Storage Tank

Emergency Generator

Vacuum Pump

Casework

Fume Hoods, Laminor Flow Hoods

Mechanical, Electrical, Plumbing Infrastructure not included in Building Shell and not otherwise described above

Automatic Gas Manifolds

Process Cooling Water Chiller

Animal Rooms, Epoxy Flooring, Animal Racks

Office Areas, Interior Partitioning, Floor Coverings, Lighting, Interior
Finishes

Cold Rooms

Tissue Culture Rooms

Automatic fire sprinkler system drops to suspended ceilings

Roof top greenhouse(s) of approximately 3,000 square feet aggregate area

                                   EXHIBIT D
                                   ---------

                        ESTIMATED CONSTRUCTION SCHEDULE
                        -------------------------------

  April 1, 1999  Planning Commission Meeting PUD (2 story)
  April 2, 1999  Submit revised 3-story plan for design review
  April 20, 1999 Design Review Hearing
  May 20, 1999   Planning Commission Hearing
  May 24, 1999   Submit for Building Permit (requires underslab plumbing plan)
  June 3, 1999   Drive indicator piles
  June 21, 1999  Drive production piles/start shell construction *
  Sept. 30, 1999 Submit for tenant improvement permit
  Oct. 21, 1999  Start tenant improvements **
  April 21, 1999 Tenant occupancy

     * More detailed schedule for shell construction to be developed and mutually approved by the parties within thirty (30) days after lease execution.

     **   More detailed schedule for tenant improvement construction to be developed and mutually approved by the parties as design of tenant improvements progresses.

                                   EXHIBIT E
                                   ---------
                   ACKNOWLEDGEMENT OF RENT COMMENCEMENT DATE
                   -----------------------------------------

     This Acknowledgement is executed as of _________________, _____, by BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and EXELIXIS PHARMACEUTICALS, INC., a Delaware corporation ("Tenant"), pursuant to Section 2.4 of the Build-to-Suit Lease dated May ___, 1999 between Landlord and Tenant (the "Lease") covering premises located at ____ Harbor Way, South San Francisco, CA 94080 (the "Property").

     Landlord and Tenant hereby acknowledge and agree as follows:

     1.   The Phase 1 Rent Commencement Date under the Lease is
          __________________, _____.

     2. The termination date under the Lease shall be _________________, ____, subject to any applicable provisions of the Lease for extension or early termination thereof.

     3. The square footage of Building 1, as finally designed and built, measured in accordance with Section 3.1(d) of the Lease, is _________ square feet.

     4. Tenant accepts Building 1 and acknowledges the satisfactory completion of all Improvements therein required to be made by Landlord, subject only to (a) any applicable "punch list" or similar procedures specifically provided under the Lease or under the Workletter governing such work, and (b) Landlord's warranties and representations set forth in Section 5.2 of the Lease.

     EXECUTED as of the date first set forth above.

                  "Landlord"                                        "Tenant"

BRITANNIA POINTE GRAND LIMITED                     EXELIXIS PHARMACEUTICALS, INC., a Delaware
PARTNERSHIP, a Delaware limited                    corporation
partnership

By:  BRITANNIA POINTE GRAND, LLC, a                By:__________________________________________
     California limited liability company,            George A. Scangos
     General Partner                                  President and CEO


     By:___________________________________        By:__________________________________________
        T. J. Bristow                              Its:_________________________________________
        Its Manager, President and Chief
        Financial Officer

                              BUILD-TO-SUIT LEASE
                              -------------------



Landlord:      Britannia Pointe Grand Limited Partnership

Tenant:        Exelixis Pharmaceuticals, Inc.

Date:          May ____, 1999


                               TABLE OF CONTENTS
                                                                                PAGE
                                                                                ----
1.   PROPERTY
     1.1   Lease of Buildings and Property......................................   1
     1.2   Landlord's Reserved Rights...........................................   6
     1.3   MetaXen Building Option..............................................   7
2.   TERM.......................................................................   8
     2.1   Term.................................................................   8
     2.2   Early Possession.....................................................   9
     2.3   Delay In Possession..................................................   9
     2.4   Acknowledgement Of Rent Commencement.................................  10
     2.5   Holding Over.........................................................  10
     2.6   Option To Extend Term................................................  10
3.   RENTAL.....................................................................  11
     3.1   Minimum Rental.......................................................  11
           (a)   Rental Amounts.................................................  11
           (b)   Rental Amounts During First Extended Term......................  11
           (c)   Rental Amounts During Second Extended Term.....................  12
           (d)   Rental Adjustment Due to Change in Square Footage..............  12
           (e)   Rental Adjustments Due to Tenant Improvement Costs.............  12
     3.2   Late Charge..........................................................  13
4.   STOCK WARRANTS.............................................................  13
     4.1   Stock Warrants.......................................................  14
5.   CONSTRUCTION...............................................................  14
     5.1   Construction of Improvements.........................................  14
     5.2   Condition of Property................................................  14
     5.3   Compliance with Law..................................................  15
6.   TAXES......................................................................  15
     6.1   Personal Property....................................................  15
     6.2   Real Property........................................................  15
7.   OPERATING EXPENSES.........................................................  15
     7.1   Payment of Operating Expenses........................................  15
     7.2   Definition Of Operating Expenses.....................................  16
     7.3   Determination Of Operating Expenses..................................  18
     7.4   Final Accounting For Lease Year......................................  18
     7.5   Proration............................................................  19
8.   UTILITIES..................................................................  19
     8.1   Payment..............................................................  19
     8.2   Interruption.........................................................  19
9.   ALTERATIONS; SIGNS.........................................................  19
     9.1   Right To Make Alterations............................................  19
     9.2   Title To Alterations.................................................  20
     9.3   Tenant Fixtures......................................................  20
     9.4   No Liens.............................................................  20
     9.5   Signs................................................................  20
10.   MAINTENANCE AND REPAIRS...................................................  21
     10.1   Landlord's Work.....................................................  21
     10.2   Tenant's Obligation For Maintenance.................................  21
            (a)   Good Order, Condition And Repair..............................  21
            (b)   Landlord's Remedy.............................................  21
            (c)   Condition Upon Surrender......................................  21
11.  USE OF PROPERTY............................................................  22
     11.1   Permitted Use.......................................................  22
     11.2   [Omitted.]..........................................................  22
     11.3   No Nuisance.........................................................  22
     11.4   Compliance With Laws................................................  22
     11.5   Liquidation Sales...................................................  22
     11.6   Environmental Matters...............................................  23
12.  INSURANCE AND INDEMNITY....................................................  26
     12.1   Insurance...........................................................  26
     12.2   Quality Of Policies And Certificates................................  27
     12.3   Workers' Compensation...............................................  27
     12.4   Waiver Of Subrogation...............................................  27

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                               PAGE
                                                                               -----
     12.5   Increase In Premiums................................................  27
     12.6   Indemnification.....................................................  27
     12.7   Blanket Policy......................................................  28
13.  SUBLEASE AND ASSIGNMENT....................................................  28
     13.1   Assignment And Sublease Of Building.................................  28
     13.2   Rights Of Landlord..................................................  29
14.  RIGHT OF ENTRY AND QUIET ENJOYMENT.........................................  29
     14.1   Right Of Entry......................................................  29
     14.2   Quiet Enjoyment.....................................................  30
15.  CASUALTY AND TAKING........................................................  30
     15.1   Damage or Destruction...............................................  30
     15.2   Condemnation........................................................  31
     15.3   Reservation Of Compensation.........................................  32
     15.4   Restoration Of Improvements.........................................  32
16.  DEFAULT....................................................................  32
     16.1   Events Of Default...................................................  32
            (a)   [Omitted.]....................................................  33
            (b)   Nonpayment....................................................  33
            (c)   Other Obligations.............................................  33
            (d)   General Assignment............................................  33
            (e)   Bankruptcy....................................................  33
            (f)   Receivership..................................................  33
            (g)   Attachment....................................................  33
            (h)   Insolvency....................................................  33
     16.2   Remedies Upon Tenant's Default......................................  33
     16.3   Remedies Cumulative.................................................  34
17.  SUBORDINATION, ATTORNMENT AND SALE.........................................  34
     17.1   Subordination To Mortgage...........................................  34
     17.2   Sale Of Landlord's Interest.........................................  35
     17.3   Estoppel Certificates...............................................  35
     17.4   Subordination to CC&R's.............................................  35
     17.5   Mortgagee Protection................................................  36
18.  SECURITY...................................................................  36
     18.1   Deposit.............................................................  36
19.  MISCELLANEOUS..............................................................  37
     19.1   Notices.............................................................  37
     19.2   Successors And Assigns..............................................  38
     19.3   No Waiver...........................................................  38
     19.4   Severability........................................................  38
     19.5   Litigation Between Parties..........................................  38
     19.6   Surrender...........................................................  38
     19.7   Interpretation......................................................  38
     19.8   Entire Agreement....................................................  38
     19.9   Governing Law.......................................................  38
     19.10  No Partnership......................................................  38
     19.11  Financial Information...............................................  39
     19.12  Costs...............................................................  39
     19.13  Time................................................................  39
     19.14  Rules And Regulations...............................................  39
     19.15  Brokers.............................................................  39
     19.16  Memorandum Of Lease.................................................  39
     19.17  Corporate Authority.................................................  40
     19.18  Execution and Delivery..............................................  40
     19.19  Survival............................................................  40
     19.20  Parking.............................................................  40

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Table of Contents/Authorities.


                                      ii.